                                                                     Exhibit 4.2




                            REVOLVING CREDIT FACILITY




                                CREDIT AGREEMENT

                                  by and among

                              RAINBOW RENTALS, INC.

                                       and

                             THE BANKS PARTY HERETO

                                       and

                          NATIONAL CITY BANK, as Agent







                          Dated as of January 11, 2002

                                                 TABLE OF CONTENTS
Section                                                                                                        Page
-------                                                                                                        ----

1.    CERTAIN DEFINITIONS.........................................................................................1
--    -------------------

   1.1   CERTAIN DEFINITIONS......................................................................................1
   ---   -------------------

   1.2   CONSTRUCTION............................................................................................20
   ---   ------------
      1.2.1    Number; Inclusion.................................................................................20
      -----    -----------------
      1.2.2    Determination.....................................................................................20
      -----    -------------
      1.2.3    Agent's Discretion and Consent....................................................................20
      -----    ------------------------------
      1.2.4    Documents Taken as a Whole........................................................................20
      -----    --------------------------
      1.2.5    Headings..........................................................................................21
      -----    --------
      1.2.6    Implied References to this Agreement..............................................................21
      -----    ------------------------------------
      1.2.7    Persons...........................................................................................21
      -----    -------
      1.2.8    Modifications to Documents........................................................................21
      -----    --------------------------
      1.2.9    From, To and Through..............................................................................21
      -----    --------------------
      1.2.10   Shall; Will.......................................................................................21
      ------   -----------

   1.3   ACCOUNTING PRINCIPLES...................................................................................21
   ---   ---------------------


2.    REVOLVING CREDIT FACILITY..................................................................................22
--    -------------------------

   2.1   REVOLVING CREDIT COMMITMENTS............................................................................22
   ---   ----------------------------

   2.2   NATURE OF BANKS' OBLIGATIONS WITH RESPECT TO REVOLVING CREDIT LOANS.....................................22
   ---   -------------------------------------------------------------------

   2.3   COMMITMENT FEES.........................................................................................22
   ---   ---------------

   2.4   [INTENTIONALLY OMITTED.]................................................................................23
   ---   ------------------------

   2.5   REVOLVING CREDIT LOAN REQUESTS..........................................................................23
   ---   ------------------------------

   2.6   MAKING REVOLVING CREDIT LOANS...........................................................................23
   ---   -----------------------------

   2.7   REVOLVING CREDIT NOTES..................................................................................24
   ---   ----------------------

   2.8   USE OF PROCEEDS.........................................................................................24
   ---   ---------------

   2.9   LETTER OF CREDIT SUBFACILITY............................................................................24
   ---   ----------------------------
      2.9.1    Issuance of Letters of Credit.....................................................................24
      -----    -----------------------------
      2.9.2    Letter of Credit Fees.............................................................................24
      -----    ---------------------
      2.9.3    Disbursements, Reimbursement......................................................................25
      -----    ----------------------------
      2.9.4    Repayment of Participation Advances...............................................................26
      -----    -----------------------------------
      2.9.5    Documentation.....................................................................................26
      -----    -------------
      2.9.6    Determinations to Honor Drawing Requests..........................................................27
      -----    ----------------------------------------
      2.9.7    Nature of Participation and Reimbursement Obligations.............................................27
      -----    -----------------------------------------------------
      2.9.8    Indemnity.........................................................................................28
      -----    ---------
      2.9.9    Liability for Acts and Omissions..................................................................29
      -----    --------------------------------

                                                 TABLE OF CONTENTS
Section                                                                                                        Page
-------                                                                                                        ----

3.    [INTENTIONALLY OMITTED]....................................................................................30
       ---------------------


4.    INTEREST RATES.............................................................................................30
--    --------------

   4.1   INTEREST RATE OPTIONS...................................................................................30
   ---   ---------------------
      4.1.1    Revolving Credit Interest Rate Options............................................................31
      -----    --------------------------------------
      4.1.2    Rate Quotations...................................................................................31
      -----    ---------------

   4.2   INTEREST PERIODS........................................................................................31
   ---   ----------------
      4.2.1    Ending Date and Business Day......................................................................31
      -----    ----------------------------
      4.2.2    Amount of Borrowing Tranche.......................................................................31
      -----    ---------------------------
      4.2.3    Termination Before Expiration Date................................................................32
      -----    ----------------------------------
      4.2.4    Renewals..........................................................................................32
      -----    --------

   4.3   INTEREST AFTER DEFAULT..................................................................................32
   ---   ----------------------
      4.3.1    Letter of Credit Fees, Interest Rate..............................................................32
      -----    ------------------------------------
      4.3.2    Other Obligations.................................................................................32
      -----    -----------------
      4.3.3    Acknowledgment....................................................................................32
      -----    --------------

   4.4   EURO-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available..........................32
   ---   ------------------------------------------------------------------------------
      4.4.1    Unascertainable...................................................................................32
      -----    ---------------
      4.4.2    Illegality; Increased Costs; Deposits Not Available...............................................33
      -----    ---------------------------------------------------
      4.4.3    Agent's and Bank's Rights.........................................................................33
      -----    -------------------------

   4.5   SELECTION OF INTEREST RATE OPTIONS......................................................................34
   ---   ----------------------------------


5.    PAYMENTS...................................................................................................34
--    --------

   5.1   PAYMENTS................................................................................................34
   ---   --------

   5.2   PRO RATA TREATMENT OF BANKS.............................................................................34
   ---   ---------------------------

   5.3   INTEREST PAYMENT DATES..................................................................................35
   ---   ----------------------

   5.4   VOLUNTARY REPAYMENTS....................................................................................35
   ---   --------------------
      5.4.1    Right to Repay....................................................................................35
      -----    --------------
      5.4.2    Commitment Reductions.............................................................................36
      -----    ---------------------
      5.4.3    Replacement of a Bank.............................................................................36
      -----    ---------------------
      5.4.4    Change of Lending Office..........................................................................37
      -----    ------------------------

   5.5   MANDATORY PREPAYMENTS...................................................................................37
   ---   ---------------------
      5.5.1    Sale of Assets; Casualty Event; Equity and Debt Offerings.........................................37
      -----    ---------------------------------------------------------
      5.5.2    Borrowing Base Exceeded...........................................................................38
      -----    -----------------------
      5.5.3    Application Among Interest Rate Options...........................................................38
      -----    ---------------------------------------

   5.6   ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES........................................................38
   ---   ------------------------------------------------

                                                 TABLE OF CONTENTS
Section                                                                                                        Page
-------                                                                                                        ----

      5.6.1    Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements,
      -----    -------------------------------------------------------------------------------------------------
      Expenses, Etc..............................................................................................38
      -------------
      5.6.2    Indemnity.........................................................................................39
      -----    ---------


6.    REPRESENTATIONS AND WARRANTIES.............................................................................40
--    ------------------------------

   6.1   REPRESENTATIONS AND WARRANTIES..........................................................................40
   ---   ------------------------------
      6.1.1    Organization and Qualification....................................................................40
      -----    ------------------------------
      6.1.2    Capitalization and Ownership......................................................................40
      -----    ----------------------------
      6.1.3    Subsidiaries......................................................................................40
      -----    ------------
      6.1.4    Power and Authority...............................................................................41
      -----    -------------------
      6.1.5    Validity and Binding Effect.......................................................................41
      -----    ---------------------------
      6.1.6    No Conflict.......................................................................................41
      -----    -----------
      6.1.7    Litigation........................................................................................42
      -----    ----------
      6.1.8    Title to Properties...............................................................................42
      -----    -------------------
      6.1.9    Financial Statements..............................................................................42
      -----    --------------------
      6.1.10   Use of Proceeds; Margin Stock; Section 20 Subsidiaries............................................43
      ------   ------------------------------------------------------
      6.1.11   Full Disclosure...................................................................................43
      ------   ---------------
      6.1.12   Taxes.............................................................................................44
      ------   -----
      6.1.13   Consents and Approvals............................................................................44
      ------   ----------------------
      6.1.14   No Event of Default; Compliance with Instruments..................................................44
      ------   ------------------------------------------------
      6.1.15   Patents, Trademarks, Copyrights, Licenses, Etc....................................................45
      ------   ----------------------------------------------
      6.1.16   Security Interests................................................................................45
      ------   ------------------
      6.1.17   Mortgage Liens....................................................................................45
      ------   --------------
      6.1.18   Status of the Pledged Collateral..................................................................46
      ------   --------------------------------
      6.1.19   Insurance.........................................................................................46
      ------   ---------
      6.1.20   Compliance with Laws..............................................................................46
      ------   --------------------
      6.1.21   Material Contracts; Burdensome Restrictions.......................................................46
      ------   -------------------------------------------
      6.1.22   Investment Companies; Regulated Entities..........................................................47
      ------   ----------------------------------------
      6.1.23   Plans and Benefit Arrangements....................................................................47
      ------   ------------------------------
      6.1.24   Employment Matters................................................................................48
      ------   ------------------
      6.1.25   Environmental Matters.............................................................................48
      ------   ---------------------
      6.1.26   Senior Debt Status................................................................................50
      ------   ------------------
      6.1.27   Solvency..........................................................................................50
      ------   --------

   6.2   UPDATES TO SCHEDULES....................................................................................50
   ---   --------------------


7.    CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT....................................................50
--    -------------------------------------------------------

   7.1   FIRST LOANS AND LETTERS OF CREDIT.......................................................................51
   ---   ---------------------------------
      7.1.1    Officer's Certificate.............................................................................51
      -----    ---------------------
      7.1.2    Secretary's Certificate...........................................................................51
      -----    -----------------------
      7.1.3    Delivery of Loan Documents........................................................................51
      -----    --------------------------
      7.1.4    Opinion of Counsel................................................................................52
      -----    ------------------
      7.1.5    Legal Details.....................................................................................52
      -----    -------------
      7.1.6    Payment of Fees...................................................................................52
      -----    ---------------
      7.1.7    Lease Amendment...................................................................................52
      -----    ---------------

                                                 TABLE OF CONTENTS
Section                                                                                                        Page
-------                                                                                                        ----

      7.1.8    [Intentionally Omitted]...........................................................................52
                ---------------------
      7.1.9    Consents..........................................................................................52
      -----    --------
      7.1.10   Officer's Certificate Regarding MACs..............................................................53
      ------   ------------------------------------
      7.1.11   No Violation of Laws..............................................................................53
      ------   --------------------
      7.1.12   No Actions or Proceedings.........................................................................53
      ------   -------------------------
      7.1.13   Insurance Policies; Certificates of Insurance; Endorsements.......................................53
      ------   -----------------------------------------------------------
      7.1.14   Title Insurance...................................................................................53
      ------   ---------------
      7.1.15   Filing Receipts...................................................................................54
      ------   ---------------
      7.1.16   [Intentionally Omitted]...........................................................................54
                ---------------------
      7.1.17   Termination of Existing Loan Agreement............................................................54
      ------   --------------------------------------

   7.2   EACH ADDITIONAL LOAN OR LETTER OF CREDIT................................................................54
   ---   ----------------------------------------


8.    COVENANTS..................................................................................................54
--    ---------

   8.1   AFFIRMATIVE COVENANTS...................................................................................54
   ---   ---------------------
      8.1.1    Preservation of Existence, Etc....................................................................55
      -----    ------------------------------
      8.1.2    Payment of Liabilities, Including Taxes, Etc......................................................55
      -----    --------------------------------------------
      8.1.3    Maintenance of Insurance..........................................................................55
      -----    ------------------------
      8.1.4    Maintenance of Properties and Leases..............................................................56
      -----    ------------------------------------
      8.1.5    Maintenance of Patents, Trademarks, Etc...........................................................57
      -----    ---------------------------------------
      8.1.6    Visitation Rights.................................................................................57
      -----    -----------------
      8.1.7    Keeping of Records and Books of Account...........................................................57
      -----    ---------------------------------------
      8.1.8    Plans and Benefit Arrangements....................................................................57
      -----    ------------------------------
      8.1.9    Compliance with Laws..............................................................................57
      -----    --------------------
      8.1.10   Use of Proceeds...................................................................................58
      ------   ---------------
      8.1.11   Further Assurances................................................................................58
      ------   ------------------
      8.1.12   Subordination of Intercompany Loans...............................................................58
      ------   -----------------------------------
      8.1.13   Landlord's Waiver.................................................................................58
      ------   -----------------

   8.2   NEGATIVE COVENANTS......................................................................................59
   ---   ------------------
      8.2.1    Indebtedness......................................................................................59
      -----    ------------
      8.2.2    Liens.............................................................................................59
      -----    -----
      8.2.3    Guaranties........................................................................................60
      -----    ----------
      8.2.4    Loans and Investments.............................................................................60
      -----    ---------------------
      8.2.5    Dividends and Related Distributions...............................................................60
      -----    -----------------------------------
      8.2.6    Liquidations, Mergers, Consolidations, Acquisitions...............................................60
      -----    ---------------------------------------------------
      8.2.7    Dispositions of Assets or Subsidiaries............................................................62
      -----    --------------------------------------
      8.2.8    Affiliate Transactions............................................................................63
      -----    ----------------------
      8.2.9    Subsidiaries, Partnerships and Joint Ventures.....................................................63
      -----    ---------------------------------------------
      8.2.10   Continuation of or Change in Business.............................................................64
      ------   -------------------------------------
      8.2.11   Plans and Benefit Arrangements....................................................................64
      ------   ------------------------------
      8.2.12   Fiscal Year.......................................................................................65
      ------   -----------
      8.2.13   Issuance of Stock.................................................................................65
      ------   -----------------
      8.2.14   Changes in Organizational Documents...............................................................65
      ------   -----------------------------------
      8.2.15   Capital Expenditures and Leases...................................................................65
      ------   -------------------------------
      8.2.16   Maximum Leverage Ratio (Total Funded Debt)........................................................66
      ------   ------------------------------------------
      8.2.17   Minimum Fixed Charge Coverage Ratio...............................................................66
      ------   -----------------------------------

                                                 TABLE OF CONTENTS
Section                                                                                                        Page
-------                                                                                                        ----

      8.2.18   Minimum Interest Coverage Ratio...................................................................66
      ------   -------------------------------
      8.2.19   Minimum Net Worth.................................................................................66
      ------   -----------------
      8.2.20   [Intentionally Omitted]...........................................................................67
                ---------------------
      8.2.21   Interest Rate Protection..........................................................................67
      ------   ------------------------
      8.2.22   Rental Merchandise Usage..........................................................................67
      ------   ------------------------

   8.3   REPORTING REQUIREMENTS..................................................................................67
   ---   ----------------------
      8.3.1    Monthly Financial Statements......................................................................67
      -----    ----------------------------
      8.3.2    Quarterly Financial Statements....................................................................68
      -----    ------------------------------
      8.3.3    Annual Financial Statements.......................................................................68
      -----    ---------------------------
      8.3.4    Certificate of the Borrower.......................................................................68
      -----    ---------------------------
      8.3.5    [Intentionally Omitted]...........................................................................69
                ---------------------
      8.3.6    Notice of Default.................................................................................69
      -----    -----------------
      8.3.7    Notice of Litigation..............................................................................69
      -----    --------------------
      8.3.8    Certain Events....................................................................................69
      -----    --------------
      8.3.9    Budgets, Forecasts, Other Reports and Information.................................................70
      -----    -------------------------------------------------
      8.3.10   Notices Regarding Plans and Benefit Arrangements..................................................70
      ------   ------------------------------------------------


9.    DEFAULT....................................................................................................72
--    -------

   9.1   EVENTS OF DEFAULT.......................................................................................72
   ---   -----------------
      9.1.1    Payments Under Loan Documents.....................................................................72
      -----    -----------------------------
      9.1.2    Breach of Warranty................................................................................72
      -----    ------------------
      9.1.3    Breach of Negative Covenants or Visitation Rights.................................................72
      -----    -------------------------------------------------
      9.1.4    Breach of Other Covenants.........................................................................73
      -----    -------------------------
      9.1.5    Defaults in Other Agreements or Indebtedness......................................................73
      -----    --------------------------------------------
      9.1.6    Final Judgments or Orders.........................................................................73
      -----    -------------------------
      9.1.7    Loan Document Unenforceable.......................................................................73
      -----    ---------------------------
      9.1.8    Uninsured Losses; Proceedings Against Assets......................................................73
      -----    --------------------------------------------
      9.1.9    Notice of Lien or Assessment......................................................................74
      -----    ----------------------------
      9.1.10   Insolvency........................................................................................74
      ------   ----------
      9.1.11   Events Relating to Plans and Benefit Arrangements.................................................74
      ------   -------------------------------------------------
      9.1.12   Cessation of Business.............................................................................74
      ------   ---------------------
      9.1.13   Change of Control.................................................................................75
      ------   -----------------
      9.1.14   Involuntary Proceedings...........................................................................75
      ------   -----------------------
      9.1.15   Voluntary Proceedings.............................................................................75
      ------   ---------------------

   9.2   CONSEQUENCES OF EVENT OF DEFAULT........................................................................75
   ---   --------------------------------
      9.2.1    Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.................75
      -----    ---------------------------------------------------------------------------------
      9.2.2    Bankruptcy, Insolvency or Reorganization Proceedings..............................................76
      -----    ----------------------------------------------------
      9.2.3    Set-off...........................................................................................76
      -----    -------
      9.2.4    Suits, Actions, Proceedings.......................................................................77
      -----    ---------------------------
      9.2.5    Application of Proceeds; Collateral Sharing.......................................................77
      -----    -------------------------------------------
      9.2.6    Other Rights and Remedies.........................................................................78
      -----    -------------------------

   9.3   NOTICE OF SALE..........................................................................................78
   ---   --------------

                                                 TABLE OF CONTENTS
Section                                                                                                        Page
-------                                                                                                        ----

10.   THE AGENT..................................................................................................78
---   ---------

   10.1     APPOINTMENT..........................................................................................78
   ----     -----------

   10.2     DELEGATION OF DUTIES.................................................................................79
   ----     --------------------

   10.3     NATURE OF DUTIES; INDEPENDENT CREDIT INVESTIGATION...................................................79
   ----     --------------------------------------------------

   10.4     ACTIONS IN DISCRETION OF AGENT; INSTRUCTIONS FROM THE BANKS..........................................79
   ----     -----------------------------------------------------------

   10.5     REIMBURSEMENT AND INDEMNIFICATION OF AGENT BY THE BORROWER...........................................80
   ----     ----------------------------------------------------------

   10.6     EXCULPATORY PROVISIONS; LIMITATION OF LIABILITY......................................................80
   ----     -----------------------------------------------

   10.7     REIMBURSEMENT AND INDEMNIFICATION OF AGENT BY BANKS..................................................81
   ----     ---------------------------------------------------

   10.8     RELIANCE BY AGENT....................................................................................82
   ----     -----------------

   10.9     NOTICE OF DEFAULT....................................................................................82
   ----     -----------------

   10.10    NOTICES..............................................................................................82
   -----    -------

   10.11    BANKS IN THEIR INDIVIDUAL CAPACITIES.................................................................82
   -----    ------------------------------------

   10.12    HOLDERS OF NOTES.....................................................................................83
   -----    ----------------

   10.13    EQUALIZATION OF BANKS................................................................................83
   -----    ---------------------

   10.14    SUCCESSOR AGENT......................................................................................83
   -----    ---------------

   10.15    AGENT'S FEE..........................................................................................84
   -----    -----------

   10.16    AVAILABILITY OF FUNDS................................................................................84
   -----    ---------------------

   10.17    CALCULATIONS.........................................................................................84
   -----    ------------

   10.18    BENEFICIARIES........................................................................................85
   -----    -------------


11.   MISCELLANEOUS..............................................................................................85
---   -------------

   11.1     MODIFICATIONS, AMENDMENTS OR WAIVERS.................................................................85
   ----     ------------------------------------
      11.1.1   Increase of Commitment; Extension or Expiration Date..............................................85
      ------   ----------------------------------------------------
      11.1.2   Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment...85
      ------   -----------------------------------------------------------------------------------------------
      11.1.3   Release of Collateral or Guarantor................................................................86
      ------   ----------------------------------
      11.1.4   Miscellaneous.....................................................................................86
      ------   -------------

   11.2     NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED............................................86
   ----     ---------------------------------------------------------

                                                 TABLE OF CONTENTS
Section                                                                                                        Page
-------                                                                                                        ----

   11.3     REIMBURSEMENT AND INDEMNIFICATION OF BANKS BY THE BORROWER; TAXES....................................86
   ----     -----------------------------------------------------------------

   11.4     HOLIDAYS.............................................................................................87
   ----     --------

   11.5     FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE...........................................................87
   ----     ------------------------------------------
      11.5.1   Notional Funding..................................................................................87
      ------   ----------------
      11.5.2   Actual Funding....................................................................................88
      ------   --------------

   11.6     NOTICES..............................................................................................88
   ----     -------

   11.7     SEVERABILITY.........................................................................................89
   ----     ------------

   11.8     GOVERNING LAW........................................................................................89
   ----     -------------

   11.9     PRIOR UNDERSTANDING..................................................................................89
   ----     -------------------

   11.10    DURATION; SURVIVAL...................................................................................90
   -----    ------------------

   11.11    SUCCESSORS AND ASSIGNS...............................................................................90
   -----    ----------------------

   11.12    CONFIDENTIALITY......................................................................................91
   -----    ---------------
      11.12.1     General........................................................................................91
      -------     -------
      11.12.2     Sharing Information With Affiliates of the Banks...............................................92
      -------     ------------------------------------------------

   11.13    COUNTERPARTS.........................................................................................92
   -----    ------------

   11.14    AGENT'S OR BANK'S CONSENT............................................................................92
   -----    -------------------------

   11.15    EXCEPTIONS...........................................................................................92
   -----    ----------

   11.16    CONSENT TO FORUM; WAIVER OF JURY TRIAL...............................................................92
   -----    --------------------------------------

   11.17    TAX WITHHOLDING CLAUSE...............................................................................93
   -----    ----------------------

   11.18    JOINDER OF GUARANTORS................................................................................94
   -----    ---------------------

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)      -      PRICING GRID
SCHEDULE 1.1(B)      -      COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)      -      PERMITTED LIENS
SCHEDULE 6.1.1       -      QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2       -      CAPITALIZATION
SCHEDULE 6.1.3       -      SUBSIDIARIES
SCHEDULE 6.1.7       -      LITIGATION
SCHEDULE 6.1.8       -      OWNED AND LEASED REAL PROPERTY
SCHEDULE 6.1.13      -      CONSENTS AND APPROVALS
SCHEDULE 6.1.15      -      PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.
SCHEDULE 6.1.18      -      PARTNERSHIP AGREEMENTS; LLC AGREEMENTS
SCHEDULE 6.1.19      -      INSURANCE POLICIES
SCHEDULE 6.1.21      -      MATERIAL CONTRACTS
SCHEDULE 6.1.23      -      EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 6.1.25      -      ENVIRONMENTAL DISCLOSURES
SCHEDULE 8.2.1       -      PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)       -      ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(C)       -      COLLATERAL ASSIGNMENT
EXHIBIT 1.1(G)(1)    -      GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)    -      GUARANTY AGREEMENT
EXHIBIT 1.1(I)(2)    -      INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(M)       -      LEASEHOLD MORTGAGE
EXHIBIT 1.1(P)(1)    -      PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT
EXHIBIT 1.1(P)(2)    -      PLEDGE AGREEMENT
EXHIBIT 1.1(R)       -      REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)       -      SECURITY AGREEMENT
EXHIBIT 2.5          -      LOAN REQUEST
EXHIBIT 7.1.4        -      OPINION OF COUNSEL
EXHIBIT 7.1.16       -      LANDLORD'S WAIVER
EXHIBIT 8.3.1        -      BORROWING BASE CERTIFICATE
EXHIBIT 8.2.6        -      ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 8.3.4        -      QUARTERLY COMPLIANCE CERTIFICATE

                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT is dated as of January 11, 2002 and is made by and among RAINBOW RENTALS, INC., an Ohio corporation (the "Borrower"), each of the GUARANTORS (as hereinafter defined), the BANKS (as hereinafter defined), and NATIONAL CITY BANK, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent").

                                   WITNESSETH:

                  WHEREAS, the Borrower has requested the Banks to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $25,000,000; and

                  WHEREAS, the revolving credit facility shall be used for repayment of certain existing indebtedness of the Borrower, for financing certain acquisitions by the Borrower, for working capital purposes and for general corporate purposes of the Borrower and its Subsidiaries; and

                  WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                             1. CERTAIN DEFINITIONS
                                -------------------

                  1.1      CERTAIN DEFINITIONS.

                  In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                  ACQUIRING PERSON shall mean any Person or group of two or more Persons (excluding the Management Group) acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of Voting Stock of the Borrower, together with all affiliates and associates (as defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended) of such Person or Persons

                  AFFILIATE as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                  AGENT shall mean National City Bank, and its successors and assigns.

                  AGENT'S FEE shall have the meaning assigned to that term in
Section 10.15.

                  AGENT'S LETTER shall have the meaning assigned to that term in
Section 10.15.

                  AGREEMENT shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

                  ANNUAL STATEMENTS shall have the meaning assigned to that term in Section 6.1.9(i).

                  APPLICABLE COMMITMENT FEE RATE shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on SCHEDULE 1.1(A) below the heading "Commitment Fee." The Applicable Commitment Fee Rate shall be computed in accordance with the parameters set forth on SCHEDULE 1.1(A).

                  APPLICABLE MARGIN shall mean, as applicable:

                  (A) the percentage spread set forth on the pricing grid attached hereto as SCHEDULE 1.1(A) to be added to the Base Rate under the Base Rate Option based upon the Leverage Ratio.

                  (B) the percentage spread set forth on the pricing grid attached hereto as SCHEDULE 1.1(A) to be added to the Euro-Rate under the Euro-Rate Option based upon the Leverage Ratio.

                  The Applicable Margin initially shall be based upon the Leverage Ratio described as Level III in Schedule 1.1(A). Commencing July 1, 2002 and thereafter, the Applicable Margin shall be calculated as of the first day of the Month following receipt by the Agent of the Borrower's financial statements and compliance certificates provided pursuant to Sections 8.3.2 and 8.3.3.

                  ASSIGNMENT AND ASSUMPTION AGREEMENT shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of EXHIBIT 1.1(A).

                  AUTHORIZED OFFICER shall mean those individuals, designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

                  BANK OF AMERICA shall mean Bank of America, N.A., a national banking association.

                  BANK PROVIDED INTEREST RATE HEDGE shall mean an Interest Rate Hedge which is provided by any Bank and with respect to which the Agent confirms meets the following requirements: such Interest Rate Hedge (i) is documented in a standard International Swap Dealer Association Agreement, (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes. The liabilities of the Loan Parties to the provider of any Bank-Provided Interest Rate Hedge (the "Hedge Liabilities") shall be "Obligations" hereunder, guaranteed obligations under the Guaranty Agreement and secured obligations under the Mortgage, Pledge Agreement and Security Agreement and otherwise treated as Obligations for purposes of each of the other Loan Documents. The Liens securing the Hedge Liabilities shall be PARI PASSU with the Liens securing all other Obligations under this Agreement and the other Loan Documents.

                  BANKS shall mean the financial institutions named on SCHEDULE 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

                  BASE NET WORTH shall mean the sum of $32,200,000 plus the amounts set forth in (i) (ii) and (iii) below which occur during the period from the Closing Date through the date of determination: (i) 50% of consolidated net income of the Borrower and its Subsidiaries for each fiscal year in which net income was earned (as opposed to a net loss) commencing with the fiscal year ended December 31, 2002, (ii) 50% of any increase in the Consolidated Net Worth resulting from a Permitted Acquisition and (iii) 75% of the amount of the net proceeds received by the Loan Parties from any offering consummated with respect to equity securities of the Borrower.

                  BASE RATE shall mean the greater of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus one half percent (1/2%) per annum.

                  BASE RATE OPTION shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms and conditions set forth in
Section 4.1.1(i).

                  BENEFIT ARRANGEMENT shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                  BORROWER shall mean Rainbow Rentals, Inc., a corporation organized and existing under the laws of the State of Ohio.

                  BORROWING BASE shall mean the product obtained by multiplying the Rental Merchandise Net Book Value by thirty-two hundredths (0.32). The Borrowing Base shall be computed as of the end of each month and shall be set forth in the certificates to be delivered by the Loan Parties pursuant to
Section 8.3.1.

                  BORROWING BASE CERTIFICATE shall mean the certification delivered by the Borrower and included in each of the Loan Request and in the certificates delivered pursuant to Section 8.3.1 in the form of Exhibit 8.3.1 which evidences that the sum of the outstanding Loans plus the Letters of Credit Outstanding does not exceed the Borrowing Base.

                  BORROWING DATE shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                  BORROWING TRANCHE shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which the Base Rate Option applies shall constitute one Borrowing Tranche.

                  BUSINESS DAY shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Cleveland, Ohio and if the applicable Business Day relates to any Loan to which the Euro Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank eurodollar market.

                  CASUALTY EVENT shall mean, with respect to any property or assets (including Property) of any Loan Party, any loss of or damage to or destruction of, or any condemnation or other taking (including by any Official
Body) of, such property or assets (including Property) for which such Loan Party receives insurance proceeds or proceeds of a condemnation award or other similar compensation. Casualty Event shall include but not be limited to any taking of any Property of any Loan Party or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Property of any Loan Party or any part thereof, by any Official Body, civil or military.

                  CLOSING DATE shall mean the Business Day on which the first Loan shall be made, which shall be January 11, 2002, or such other date as the parties agree. The closing shall take place at 10:00 a.m., Cleveland time, on the Closing Date at the offices of Kahn, Kleinman, Yanowitz & Arnson Co, L.P.A., 2600 Tower at Erieview, Cleveland, Ohio 44144-1824, or at such other time and place as the parties agree.

                  COLLATERAL shall mean the Pledged Collateral, the UCC Collateral, the Intellectual Property Collateral and the Real Property.

                  COLLATERAL ASSIGNMENT shall mean the Collateral Assignment in the form of EXHIBIT 1.1(C).

                  COMMERCIAL LETTER OF CREDIT shall mean any letter of credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

                  COMMITMENT shall mean, as to any Bank at any time, the amount initially set forth opposite its name on SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and COMMITMENTS shall mean the aggregate Commitments of all of the Banks.

                  COMMITMENT FEE shall have the meaning assigned to that term in
Section 2.3.

                  CONSIDERATION shall mean with respect to any Permitted Acquisition, the aggregate of (i) the cash and cash equivalent paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith,
(ii) the capital stock of the Borrower or any Loan Party issued to the seller in connection therewith (iii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, (iv) any Guaranty given or incurred by any Loan Party in connection therewith, and (v) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith.

                  CONSOLIDATED ADJUSTED CASH FLOW FROM OPERATIONS for any period of determination shall mean (i) the sum of net income, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP. If the Borrower or any Loan Party shall have made one or more Permitted Acquisitions as permitted under Section 8.2.6(2) during the period of determination, Consolidated Adjusted Cash Flow from Operations for such period shall be adjusted on a pro forma basis reasonably acceptable to the Agent and based upon the historical financial statements reasonably acceptable to the Agent of the Person or assets acquired to give effect to such Permitted Acquisitions as if they had occurred at the beginning of such period. The pro forma adjustment shall include any income or loss attributable to the ownership interests or assets purchased, excluding in the case of a stock acquisition of the Person acquired any income on the historical financial statements attributable to stock or asset dispositions made prior to the time of the Permitted Acquisition. The pro forma adjustment shall exclude any income on the historical financial statements attributable to stock or assets acquired under the Permitted Acquisition which the Borrower or the Loan Party contemplate disposing of following the Permitted Acquisition. The pro forma adjustment may include any reasonable projected cost savings and cost reductions forecasted by the Borrower based upon the Permitted Acquisition unless the Agent objects to the inclusion of such items.

                  CONSOLIDATED CASH FLOW FROM OPERATIONS for any period of determination shall mean (i) the sum of net income, depreciation (excluding depreciation of Rental Merchandise), amortization, other non-cash charges to net income, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP. If the Borrower or any Loan Party shall have made one or more Permitted Acquisitions as permitted under
Section 8.2.6(2) during the period of determination, Consolidated Cash Flow from Operations for such period shall be adjusted on a pro forma basis reasonably acceptable to the Agent and based upon the historical financial statements reasonably acceptable to the Agent of the Person or assets acquired to give effect to such Permitted Acquisitions as if they had occurred at the beginning of such period. The pro forma adjustment shall include any income or loss attributable to the ownership interests or assets purchased, excluding in the case of a stock acquisition of the Person acquired any income on the historical financial statements attributable to stock or asset dispositions made prior to the time of the Permitted Acquisition. The pro forma adjustment shall exclude any income on the historical financial statements attributable to stock or assets acquired under the Permitted Acquisition which the Borrower or the Loan Party contemplate disposing of following the Permitted Acquisition. The pro forma adjustment may include any reasonable projected cost savings and cost reductions forecasted by the Borrower based upon the Permitted Acquisition unless the Agent objects to the inclusion of such items.

                  CONSOLIDATED FUNDED DEBT shall mean as of any date of determination, the sum of Indebtedness for borrowed money (including capitalized leases) and Letters of Credit Outstanding, in each case of the Borrower and its Subsidiaries determined and consolidated in accordance with GAAP.

                  CONSOLIDATED NET WORTH shall mean as of any date of determination, total stockholders' equity plus preferred stock (to the extent it is not already included in the stockholders' equity), of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

                  CONTAMINATION shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.

                  DOLLAR, DOLLARS, U.S. DOLLARS and the symbol $ shall mean lawful money of the United States of America.

                  DRAWING DATE shall have the meaning assigned to that term in
Section 2.9.3.2.

                  ENVIRONMENTAL COMPLAINT shall mean any written complaint by any Person or Official Body setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

                  ENVIRONMENTAL LAWS shall mean all federal, state, local and foreign Laws and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health or the environment; (iii) employee safety in the workplace; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (v) the presence of Contamination; (vi) the protection of endangered or threatened species; and (vii) the protection of Environmentally Sensitive Areas.

                  ENVIRONMENTALLY SENSITIVE AREA shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  ERISA GROUP shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  EURO-RATE shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum)
(i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page
3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                           Average of London interbank offered rates quoted
                           by BBA or appropriate successor as shown on
         Euro-Rate =       Dow Jones Markets Service display page 3750
                           -------------------------------------------
                                 1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                  EURO-RATE OPTION shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms and conditions set forth in
Section 4.1.1(ii).

                  EURO-RATE RESERVE PERCENTAGE shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

                  EVENT OF DEFAULT shall mean any of the events described in
Section 9.1 and referred to therein as an "Event of Default."

                  EXPIRATION DATE shall mean, with respect to the Commitments, January 11, 2005.

                  FEDERAL FUNDS EFFECTIVE RATE for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; PROVIDED, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  FINANCIAL PROJECTIONS shall have the meaning assigned to that term in Section 6.1.9(ii).

                  FIXED CHARGE COVERAGE RATIO shall mean, for any period of determination, the ratio of (i) Consolidated Cash Flow from Operations plus Occupancy Expense minus capital expenditures (excluding Rental Merchandise) to
(ii) Fixed Charges, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

                  FIXED CHARGES shall mean, for any period of determination, the sum of interest expense, income taxes, the current portion of long term Indebtedness (including capitalized leases) and Occupancy Expense, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

                  GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                  GOVERNMENTAL ACTS shall have the meaning assigned to that term in Section 2.9.8.

                  GUARANTOR shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 11.18.

                  GUARANTOR JOINDER shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of EXHIBIT 1.1(G)(1).

                  GUARANTY of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                  GUARANTY AGREEMENT shall mean the Guaranty and Suretyship Agreement in substantially the form of EXHIBIT 1.1(G)(2) executed and delivered by each of the Guarantors to the Agent for the benefit of the Banks.

                  HISTORICAL STATEMENTS shall have the meaning assigned to that term in Section 6.1.9(i).

                  INDEBTEDNESS shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

                  INELIGIBLE SECURITY shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  INSOLVENCY PROCEEDING shall mean, with respect to any Person,
(a) case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

                  INTELLECTUAL PROPERTY COLLATERAL shall mean all of the property described in the Patent, Trademark and Copyright Security Agreement.

                  INTERCOMPANY SUBORDINATION AGREEMENT shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as
EXHIBIT 1.1(I)(2).

                  INTEREST COVERAGE RATIO for any period of determination shall mean the ratio of Consolidated Adjusted Cash Flow from Operations to interest expense, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

                  INTEREST PERIOD shall have the meaning assigned to such term in Section 4.2.

                  INTEREST RATE HEDGE shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the

Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower, the Guarantors and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

                  INTEREST RATE OPTION shall mean any Euro-Rate Option or the Base Rate Option.

                  INTERIM STATEMENTS shall have the meaning assigned to that term in Section 6.1.9(i).

                  INTERNAL REVENUE CODE shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  LABOR CONTRACTS shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

                  LAW shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval. lien or award of or settlement agreement with any Official Body.

                  LETTER OF CREDIT shall have the meaning assigned to that term in Section 2.9.1.

                  LETTER OF CREDIT BORROWING shall mean an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Loan under Section 2.9.3.2.

                  LETTER OF CREDIT FEE shall have the meaning assigned to that term in Section 2.9.2.

                  LETTERS OF CREDIT OUTSTANDING shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and
(ii) the aggregate amount of all unpaid and outstanding Reimbursement
Obligations.

                  LEVERAGE RATIO shall mean the ratio of (i) the sum of Consolidated Funded Debt plus three times the Occupancy Expense, as measured at the end of each fiscal quarter of the Borrower for the four quarters then ended, to (ii) Consolidated Cash Flow from Operations plus Occupancy Expense, as measured at the end of each fiscal quarter of the Borrower for the four quarters then ended.

                  LIEN shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                  LLC INTERESTS shall have the meaning given to such term in
Section 6.1.3.

                  LOAN DOCUMENTS shall mean this Agreement, the Agent's Letter, the Collateral Assignment, the Guaranty Agreement, the Intercompany Subordination Agreement, the Mortgage, the Notes, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement, any Bank Provided Interest Rate Hedge, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and LOAN DOCUMENT shall mean any of the Loan Documents.

                  LOAN PARTIES shall mean the Borrower and the Guarantors.

                  LOAN REQUEST shall have the meaning given to such term in
Section 2.5.

                  LOANS shall mean collectively and LOAN shall mean separately all revolving credit loans or any revolving credit loan made by the Banks or one of the Banks to the Borrower pursuant to Section 2.1 or 2.9.3.

                  MANAGEMENT GROUP shall mean Wayland J. Russell and his Spouse, descendants, Spouses of descendants and trustees of trusts established for the benefit of such Persons, and the executors of estates of such Persons. "Spouses" shall include widows and widowers until first remarried.

                  MATERIAL ADVERSE CHANGE shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                  MONTH, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                  MORTGAGE shall mean the Leasehold Mortgage in substantially the form of EXHIBIT 1.1(M) with respect to the Real Property executed and delivered by the Borrower to the Agent for the benefit of the Banks.

                  MULTIEMPLOYER PLAN shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                  MULTIPLE EMPLOYER PLAN shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                  NATIONAL CITY shall mean National City Bank, a national banking association, its successors and assigns.

                  NOTES shall mean collectively and NOTE shall mean separately all the Revolving Credit Notes of the Borrower in the form of EXHIBIT 1.1(R) evidencing the Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  NOTICES shall have the meaning assigned to that term in
Section 11.6.

                  OBLIGATIONS shall mean collectively and OBLIGATION shall mean separately any obligation or liability of any of the Loan Parties to the Agent or any of the Banks or their Affiliates, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Agent's Letter or any other Loan Document. Obligations shall include the liabilities to any Bank under any Bank Provided Interest Rate Hedge but shall not include the liabilities to other Persons under any other Interest Rate Hedge.

                  OCCUPANCY EXPENSE for any period of determination shall mean the consolidated rental expense under operating leases for the retail store sites (including common area maintenance charges, taxes and other amounts payable under lease agreements) of the Borrower and its Subsidiaries as lessees, determined and consolidated in accordance with GAAP. If the Borrower or any Loan Party shall have made one or more Permitted Acquisitions as permitted under
Section 8.2.6(2) during the period of determination, the Occupancy Expense for such period shall be adjusted on a pro forma basis acceptable to the Agent and based upon the historical financial statements of the Person or assets acquired to give effect to such Permitted Acquisitions as if they had occurred at the beginning of such period.

                  OFFICIAL BODY shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  PARTICIPATION ADVANCE shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.9.4.

                  PARTNERSHIP INTERESTS shall have the meaning given to such term in Section 6.1.3.

                  PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT shall mean the Patent, Trademark and Copyright Security Agreement in substantially the form of EXHIBIT 1.1(P)(1) executed and delivered by each of the Loan Parties to the Agent for the benefit of the Banks.

                  PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  PERMITTED ACQUISITIONS shall have the meaning assigned to such term in Section 8.2.6.

                  PERMITTED INVESTMENTS shall mean:

                         (i) direct obligations of the United States of America
or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

                         (ii) commercial paper maturing in 180 days or less
rated not lower than A-1 by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition; and

                         (iii) demand deposits, time deposits or certificates of
deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition.

                  PERMITTED LIENS shall mean:

                         (i) Liens for taxes, assessments, or similar charges,
incurred in the ordinary course of business and which are not yet due and payable;

                         (ii) Pledges or deposits made in the ordinary course of
business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                         (iii) Liens of mechanics, materialmen, warehousemen,
carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                         (iv) Good-faith pledges or deposits made in the
ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                         (v) Encumbrances consisting of zoning restrictions,
easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                         (vi) Liens, security interests and mortgages in favor
of the Agent for the benefit of the Banks securing the Obligations including liabilities under any Bank Provided Interest Rate Hedge;

                         (vii) Liens on property leased by any Loan Party or
Subsidiary of a Loan Party under capital and operating leases permitted in
Section 8.2.15 securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

                         (viii) Any Lien existing on the date of this Agreement
and described on SCHEDULE 1.1(P), PROVIDED that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                         (ix) Purchase Money Security Interests, PROVIDED that
the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $750,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on
SCHEDULE 1.1(P)); and

                         (x) The following, (A) if the validity or amount
thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan
Documents:

                  (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, PROVIDED that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                  (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                  (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

                  (4) Liens resulting from final judgments or orders described in Section 9.1.6.

                  PERSON shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                  PLAN shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                  PLEDGE AGREEMENT shall mean the Pledge Agreement in substantially the form of EXHIBIT 1.1(P)(2) to be executed and delivered by the Loan Parties to the Agent for the benefit of the Banks.

                  PLEDGED COLLATERAL shall mean the property of the Loan Parties in which security interests are to be granted under the Pledge Agreement or the Collateral Assignment.

                  POTENTIAL DEFAULT shall mean any event or condition which with notice, passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

                  PRINCIPAL OFFICE shall mean the main banking office of the Agent in Cleveland, Ohio.

                  PRIOR SECURITY INTEREST shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral and the

Pledged Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute or Purchase Money Security Interests as permitted hereunder.

                  PROHIBITED TRANSACTION shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                  PROPERTY shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

                  PURCHASE MONEY SECURITY INTEREST shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property, provided that the Liens are limited to the property acquired with the proceeds of the loan.

                  PURCHASING BANK shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

                  RATABLE SHARE shall mean the proportion that a Bank's Commitment bears to the Commitments of all of the Banks.

                  REAL PROPERTY shall mean the real estate leased by the Borrower and located in Canfield, Ohio, which shall be encumbered by the Mortgage.

                  REGULATED SUBSTANCES shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.

                  REGULATION U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                  REIMBURSEMENT OBLIGATION shall have the meaning assigned to such term in Section 2.9.3.2.

                  RENTAL CONTRACTS shall mean all rental and rental-purchase contracts of the Loan Parties made in the ordinary course of business providing for the rental to customers of Rental Merchandise.

                  RENTAL MERCHANDISE shall mean the furniture, appliances, electronic equipment and other personal property of the Loan Parties acquired for the purpose of lease or sale under the Rental Contracts.

                  RENTAL MERCHANDISE NET BOOK VALUE shall mean the net book value of the Rental Merchandise which is subject to a Prior Security Interest in favor of the Agent, as it is recorded on the books and records of the Borrower, as determined in accordance with GAAP.

                  REPORTABLE EVENT shall mean a reportable event described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                  REQUIRED BANKS shall mean

                         (i) if there are no Loans, Reimbursement Obligations or
Letter of Credit Borrowings outstanding, Banks whose Commitments aggregate at least 66-2/3% of the Commitments of all of the Banks, or

                         (ii) if there are Loans, Reimbursement Obligations, or
Letter of Credit Borrowings outstanding, any Bank or group of Banks if the sum of the Loans , Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least 66-2/3 % of the total principal amount of all of the Loans , Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

                  REQUIRED ENVIRONMENTAL NOTICES shall mean all notices, reports, plans, forms or other filings which pursuant to Environmental Laws, Required Environmental Permits or at the request or direction of an Official Body either must be submitted to an Official Body or which otherwise must be maintained.

                  REQUIRED ENVIRONMENTAL PERMITS shall mean all permits, licenses, bonds, consents, programs, approvals or authorizations required under Environmental Laws to own, occupy or maintain the Property or which otherwise are required for the operations and business activities of the Borrower or Guarantors.

                  REVOLVING FACILITY USAGE shall mean at any time the sum of the Loans outstanding and the Letters of Credit Outstanding.

                  SECTION 20 SUBSIDIARY shall mean the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                  SECURITY AGREEMENT shall mean the Security Agreement in substantially the form of EXHIBIT 1.1(S) executed and delivered by each of the Loan Parties to the Agent for the benefit of the Banks.

                  SHARES shall have the meaning assigned to that term in Section 6.1.2.

                  SOLVENT shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  STANDARD & POOR'S shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  STANDBY LETTER OF CREDIT shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

                  SUBSIDIARY of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

                  SUBSIDIARY SHARES shall have the meaning assigned to that term in Section 6.1.3.

                  TRANSFEROR BANK shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

                  UCC COLLATERAL shall mean the property of the Loan Parties in which security interests are to be granted under the Security Agreement.

                  UNIFORM COMMERCIAL CODE shall have the meaning assigned to that term in Section 6.1.16.

                  VOTING STOCK shall mean any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

         1.2      CONSTRUCTION.

                  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                  1.2.1    NUMBER; INCLUSION.

                  references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

                  1.2.2    DETERMINATION.

                  references to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

                  1.2.3    AGENT'S DISCRETION AND CONSENT.

                  whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

                  1.2.4    DOCUMENTS TAKEN AS A WHOLE.

                  the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

                  1.2.5    HEADINGS.

                  the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                  1.2.6    IMPLIED REFERENCES TO THIS AGREEMENT.
                  article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

                  1.2.7    PERSONS.

                  reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                  1.2.8    MODIFICATIONS TO DOCUMENTS.

                  reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

                  1.2.9    FROM, TO AND THROUGH.

                  relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

                  1.2.10   SHALL; WILL.

                  references to "shall" and "will" are intended to have the same meaning.

         1.3      ACCOUNTING PRINCIPLES.

         Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; PROVIDED, HOWEVER, that all accounting terms used in Section 8.2 (and all defined terms used in the definition of any accounting term used in Section 8.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.9(i).

                          2. REVOLVING CREDIT FACILITY
                             -------------------------

         2.1      REVOLVING CREDIT COMMITMENTS.

         Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date, PROVIDED that after giving effect to such Loan
(i) the aggregate amount of Loans from such Bank shall not exceed such Bank's Commitment minus such Bank's Ratable Share of the Letters of Credit Outstanding and (ii) the aggregate amount of the Loans of all the Banks plus the Letters of Credit Outstanding shall not exceed the Borrowing Base. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

         2.2      NATURE OF BANKS' OBLIGATIONS WITH RESPECT TO REVOLVING CREDIT
                  LOANS.

         Each Bank shall be obligated to participate in each request for Loans pursuant to Section 2.5 in accordance with its Ratable Share. The aggregate of each Bank's Loans outstanding hereunder to the Borrower at any time shall never exceed its Commitment minus its Ratable Share of the Letters of Credit Outstanding. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Loans hereunder on or after the Expiration Date.

         2.3      COMMITMENT FEES.

         Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (i) such Bank's Commitment as the same may be constituted from time to time and the (ii) the principal amount of such Bank's Ratable Share of Loans and Letters of Credit Outstanding. All Commitment Fees shall be payable in arrears on the first Business Day of each April, July, October and January after the date hereof and on the Expiration Date or upon acceleration of the Notes.

         2.4      [INTENTIONALLY OMITTED.]

         2.5      REVOLVING CREDIT LOAN REQUESTS.

         Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Loans, or renew or convert the Interest Rate Option applicable to existing Loans pursuant to
Section 4.2, by delivering to the Agent, not later than 12:00 noon, Cleveland time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) one
(1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of
EXHIBIT 2.5, which includes a Borrowing Base Certificate (each, a "Loan Request"). Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $1,000,000 and not less than $1,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and in integral multiples of $100,000 and not less than $500,000 for borrowings to which the Base Rate Option applies or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies;
(iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the proposed Loans comprising such Borrowing Tranche.

         2.6      MAKING REVOLVING CREDIT LOANS.

         The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5, notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Loans requested thereby; (ii) the amount and type of each such Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Loans as determined by the Agent in accordance with Section 2.2. Each Bank shall remit the principal amount of each Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to
Section 7.2, fund such Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Cleveland time, on the applicable Borrowing Date, PROVIDED that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 10.16.

         2.7      REVOLVING CREDIT NOTES.

         The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Note dated the Closing Date (or if such Bank is not a party to this Agreement on the Closing Date, the date that such Bank joins in this Agreement), payable to the order of such Bank in a face amount equal to the Commitment of such Bank.

         2.8      USE OF PROCEEDS.

         The proceeds of the Loans shall be used for the repayment of existing Indebtedness of the Borrower, for financing Permitted Acquisitions, and for working capital and general corporate purposes, all in accordance with Section 8.1.10.

         2.9      LETTER OF CREDIT SUBFACILITY.

                  2.9.1    ISSUANCE OF LETTERS OF CREDIT.

                  Borrower may request the issuance of one or more letters of credit (each a "Letter of Credit") on behalf of itself or another Loan Party by delivering to the Agent (i) a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 12:00 noon, Cleveland time, at least three (3) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance and (ii) a Loan Request with the Borrowing Base portion completed. Each Letter of Credit shall be a Standby Letter of Credit (and may not be a Commercial Letter of Credit). Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.9, the Agent will issue a Letter of Credit provided that each Letter of Credit shall
(A) have a maximum maturity of no more than twelve (12) months from the date of issuance, and (B) in no event expire later than one Business Day prior to the Expiration Date and providing that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $3,000,000 or (ii) the Revolving Facility Usage exceed, at any one time, the lesser of the Commitments or the Borrowing Base.

                  2.9.2    LETTER OF CREDIT FEES.

                  The Borrower shall pay (i) to the Agent for the ratable account of the Banks a fee (the "Letter of Credit Fee") equal to the Applicable Margin for the Euro-Rate Option per annum, and (ii) to the Agent for its own account a fronting fee equal to one-fourth percent (1/4%) per annum (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of each April, July, October and January following issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay to the Agent for the Agent's sole account the Agent's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

                  2.9.3    DISBURSEMENTS, REIMBURSEMENT.

                        2.9.3.1 Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                        2.9.3.2 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 11:00 a.m., Cleveland time on each date that an amount is paid by the Agent under any Letter of Credit (each such date, an "Drawing Date") in an amount equal to the amount so paid by the Agent. In the event the Borrower fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 11:00 a.m., Cleveland time, on the Drawing Date, the Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Loans be made by the Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitment and the Borrowing Base and subject to the conditions set forth in Section 7.2 other than any notice requirements. Any notice given by the Agent pursuant to this Section 2.9.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                        2.9.3.3 Each Bank shall upon any notice pursuant to
Section 2.9.3.2 make available to the Agent an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Banks shall (subject to Section 2.9.3.4) each be deemed to have made a Loan under the Base Rate Option to the Borrower in that amount. If any Bank so notified fails to make available to the Agent for the account of the Agent the amount of such Bank's Ratable Share of such amount by no later than 3:30 p.m., Cleveland time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Section 2.9.3.3.

                        2.9.3.4 With respect to any unreimbursed drawing that is not converted into Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.2, because of the Borrower's failure to satisfy the conditions set forth in Section 7.2 other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Agent a Letter of Credit Borrowing in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Loans under the Base Rate Option. Each Bank's payment to the Agent pursuant to Section 2.9.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Participation Advance from such Bank in satisfaction of its participation obligation under this Section 2.9.3.

                  2.9.4    REPAYMENT OF PARTICIPATION ADVANCES.

                        2.9.4.1 Upon (and only upon) receipt by the Agent for its account of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Agent, or (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Bank, in the same funds as those received by the Agent, the amount of such Bank's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Agent.

                        2.9.4.2 If the Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Agent pursuant to Section 2.9.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent the amount of its Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

                  2.9.5    DOCUMENTATION.

                  Each Loan Party agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

                  2.9.6    DETERMINATIONS TO HONOR DRAWING REQUESTS.

                  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

                  2.9.7    NATURE OF PARTICIPATION AND REIMBURSEMENT
                           OBLIGATIONS.

                  Each Bank's obligation in accordance with this Agreement to make the Loans or Participation Advances, as contemplated by Section 2.9.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

                           (i) any set-off, counterclaim, recoupment, defense or
other right which such Bank may have against the Agent or any of its Affiliates, the Borrower or any other Person for any reason whatsoever;

                           (ii) the failure of any Loan Party or any other
Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1, 2.5, 2.6 or 7.2 or as otherwise set forth in this Agreement for the making of a Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Section 2.9.3;

                           (iii) any lack of validity or enforceability of any
Letter of Credit;

                           (iv) any claim of breach of warranty that might be
made by any Loan Party or any Bank against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Bank may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Agent or its Affiliates or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                           (v) the lack of power or authority of any signer of
(or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if the Agent or any of the Agent's Affiliates has been notified thereof;

                           (vi) payment by the Agent or any of its Affiliates
under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                           (vii) the solvency of, or any acts of omissions by,
any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

                           (viii) any failure by the Agent or any of Agent's
Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Agent has received written notice from such Loan Party of such failure within three Business Days after the Agent shall have furnished such Loan Party a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

                           (ix) any adverse change in the business, operations,
properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

                           (x) any breach of this Agreement or any other Loan
Document by any party thereto;

                           (xi) the occurrence or continuance of an Insolvency
Proceeding with respect to any Loan Party;

                           (xii) the fact that an Event of Default or a
Potential Default shall have occurred and be continuing;

                           (xiii) the fact that the Expiration Date shall have
passed or this Agreement or the Commitments hereunder shall have been terminated; and

                           (xiv) any other circumstance or happening whatsoever,
whether or not similar to any of the foregoing.

                  2.9.8    INDEMNITY.

                  In addition to amounts payable as provided in Section 10.5, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent and any of Agent's Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent or any of Agent's Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Agent or any of Agent's Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                  2.9.9    LIABILITY FOR ACTS AND OMISSIONS.

                  As between any Loan Party and the Agent, or the Agent's Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for any of the following including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent or the Agent's Affiliates shall have been notified thereof);
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or
(viii) any consequences arising from causes beyond the control of the Agent or the Agent's Affiliates, as applicable, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's or the Agent's Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Agent or the Agent's Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

                  Without limiting the generality of the foregoing, the Agent and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Agent or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Agent or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Agent or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject to such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

                  In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Agent or the Agent's Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent or the Agent's Affiliates under any resulting liability to the Borrower or any Bank.

                           3. [INTENTIONALLY OMITTED]
                              ---------------------

                               4. INTEREST RATES
                                  --------------

         4.1 INTEREST RATE OPTIONS.
         ---------------------

         The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, PROVIDED that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Loans. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

                  4.1.1    REVOLVING CREDIT INTEREST RATE OPTIONS.

                  The Borrower shall have the right to select from the following Interest Rate Options applicable to the Loans:

                           (i) BASE RATE OPTION: A fluctuating rate per annum
(computed on the basis of a year of 360 days and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate or Applicable Margin; or

                           (ii) EURO-RATE OPTION: A rate per annum (computed on
the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Applicable Margin.

                  4.1.2    RATE QUOTATIONS.

                  The Borrower may call the Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

         4.2      INTEREST PERIODS.

         At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an interest period (the "Interest Period") during which such Interest Rate Option shall apply, such Interest Period to be one, two, three or six Months. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

                  4.2.1    ENDING DATE AND BUSINESS DAY.

                  any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  4.2.2    AMOUNT OF BORROWING TRANCHE.

                  each Borrowing Tranche of Euro-Rate Loans shall be in integral multiples of $1,000,000 and not less than $1,000,000;

                  4.2.3    TERMINATION BEFORE EXPIRATION DATE.

                  the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date; and

                  4.2.4    RENEWALS.

                  in the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

         4.3      INTEREST AFTER DEFAULT.

         To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

                  4.3.1    LETTER OF CREDIT FEES, INTEREST RATE.

                  the Loans shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional two percent (2%) per annum and the Letter of Credit Fees otherwise applicable pursuant to Section 2.9.2 shall be increased by two percent (2%) per annum; and

                  4.3.2    OTHER OBLIGATIONS.

                  each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional two percent (2%) per annum from the time such Obligation becomes due and payable and until it is paid in full.

                  4.3.3    ACKNOWLEDGMENT.

                  The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Agent.

         4.4 EURO-RATE UNASCERTAINABLE; ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE

                  4.4.1    UNASCERTAINABLE.

                  If on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined that:

                           (i) adequate and reasonable means do not exist for
ascertaining such Euro-Rate, or

                           (ii) a contingency has occurred which materially and
adversely affects the London interbank eurodollar market relating to the Euro-Rate, the Agent shall have the rights specified in Section 4.4.3.

                  4.4.2    ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

                  If at any time any Bank shall have determined that:

                           (i) the making, maintenance or funding of any Loan to
which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                           (ii) such Euro-Rate Option will not adequately and
fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                           (iii) after making all reasonable efforts, deposits
of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate Option applies are not available to such Bank in the London interbank eurodollar market,

then the Agent shall have the rights specified in Section 4.4.3.

                  4.4.3    AGENT'S AND BANK'S RIGHTS.

                  In the case of any event specified in Section 4.4.1 above, the Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in Section 4.4.2 above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 4.4.1 and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under Section 4.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under

Section 5.6.2, as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.4. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

         4.5      SELECTION OF INTEREST RATE OPTIONS.

         If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2, the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option commencing upon the last day of the existing Interest Period.

                                  5. PAYMENTS
                                     --------

         5.1      PAYMENTS.

         All payments and prepayments to be made in respect of principal, interest, Commitment Fees, , Letter of Credit Fees, Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., Cleveland time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, PROVIDED that in the event payments are received by 11:00 a.m., Cleveland time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

         5.2 PRO RATA TREATMENT OF BANKS.

         Each borrowing shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, , Letter of Credit Fees, or other fees (except for the Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Loans, shall (except as provided in Section 4.4.3 in the case of an event specified in Section 4.4 [Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.4.3 [Voluntary Prepayments] or 6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank.

         5.3      INTEREST PAYMENT DATES.

         Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each April, July, October and January after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on the principal amount of each Loan or other monetary Obligations shall be due and payable on demand after such principal amount or other monetary Obligations become due and payable (whether on the stated maturity date, upon acceleration or otherwise).

         5.4      VOLUNTARY REPAYMENTS.

                  5.4.1    RIGHT TO REPAY.

                  The Borrower shall have the right at its option from time to time to pay the Loans in whole or part without premium or penalty (except as provided in Section 5.4.3 below or in Section 5.6):

                           (i) at any time with respect to any Loan to which the
Base Rate Option applies,

                           (ii) on the last day of the applicable Interest
Period with respect to Loans to which a Euro-Rate Option applies,

                           (iii) on the date specified in a notice by any Bank
pursuant to Section 4.4 [Euro-Rate Unascertainable] with respect to any Loan to which a Euro-Rate Option applies.

                  Whenever the Borrower desires to repay any part of the Loans, it shall provide a repayment notice to the Agent at least one (1) Business Day prior to the date of repayment of Loans setting forth the following information:

                  (y) the date, which shall be a Business Day, on which the proposed repayment is to be made; and

                  (z) the total principal amount of such repayment, which shall not be less than $1,000,000.

                  All repayment notices shall be irrevocable. The principal amount of the Loans for which a repayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such repayment notice as the date on which the proposed repayment is to be made. Except as provided in Section 4.4.3, if the Borrower repays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is repaying, the repayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate Option applies. Any repayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under
Section 5.6.2.

                  5.4.2    COMMITMENT REDUCTIONS.

                  The Borrower may at any time and from time to time terminate in whole or reduce in part the Commitment by giving the Agent and the Banks not less than three (3) days prior written notice to such effect. Notice of termination or reduction, having once been given by the Borrower, shall be irrevocable on the part of the Borrower. Each reduction of the Commitments shall be in the aggregate amount of at least $2,000,000 and in multiples of $500,000. After each such reduction of the Commitments, the fee payable pursuant to
Section 2.3 shall be calculated upon the Commitments as so reduced. Upon any such reduction, the Commitments of the Banks shall be reduced proportionately based upon each Bank's Ratable Share.

                  5.4.3 REPLACEMENT OF A BANK.

                  In the event any Bank (i) gives notice under Section 4.4 or
Section 5.6.1, (ii) does not fund Loans because the making of such Loans would contravene any Law applicable to such Bank, or (iii) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within ninety (90) days after (x) receipt of such Bank's notice under
Section 4.4 or 5.6.1, (y) the date such Bank has failed to fund Loans because the making of such Loans would contravene Law applicable to such Bank, or (z) the date such Bank became subject to the control of an Official Body, as applicable; PROVIDED that the Borrower shall also pay to such Bank at the time of such prepayment any amounts required under Section 5.6 and any accrued interest due on such amount and any related fees; PROVIDED, however, that the Commitment of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Agent; PROVIDED, further, the remaining Banks shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 10.14 and PROVIDED that all Letters of Credit have expired or been terminated or replaced.

                  5.4.4    CHANGE OF LENDING OFFICE.

                  Each Bank agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 4.4.2 [Illegality, etc.] or 5.6.1 [Increased Costs, etc.] with respect to such Bank, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing is this Section 5.4.4 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of the Agent or any Bank provided in this Agreement.

         5.5      MANDATORY PREPAYMENTS.

                  5.5.1    SALE OF ASSETS; CASUALTY EVENT; EQUITY AND DEBT
OFFERINGS.

                  (a) Within five (5) Business Days of any sale of assets authorized by Section 8.2.7(ii), (iv) or (v), which involves the sale of assets having a market value or book value, when aggregated with all such prior asset sales in the same fiscal year of the Borrower, in an amount equal to or greater than $500,000, the Borrower shall make a mandatory prepayment of principal on the Loans equal to the net after-tax proceeds of such sale (as estimated in good faith by the Borrower), together with accrued interest on such principal amount and the Commitments shall be permanently reduced by the amount of such prepayment.

                  (b) Within three (3) Business Days of the receipt of insurance proceeds resulting from any Casualty Event with respect to any Loan Party, the Borrower shall make a mandatory prepayment of principal on the Loans equal to 100% of the net after tax-proceeds of such Casualty Event in excess of the $500,000 threshold contained in Section 8.1.3 of this Agreement, together with accrued interest on such principal amount and the Commitments shall be permanently reduced by the amount of such prepayment. Notwithstanding the foregoing, to the extent that the after-tax proceeds of such Casualty Event are used by the applicable Loan Party prior to the due date of the mandatory prepayment to acquire substitute assets in the ordinary course of business of such Loan Party and such substitute assets are subject to a Prior Security Interest in favor of the Agent for the benefit of the Banks, then the mandatory prepayment shall be correspondingly reduced or terminated, as the case may be.

                  (c) Within three (3) Business Days of the issuance by any Loan Party of any debt securities (other than Indebtedness permitted under Section 8.2.1), the Borrower shall make a mandatory prepayment of principal on the Loans equal to 100% of the net after tax-proceeds of such debt offering (as estimated in good faith by the Borrower), together with accrued interest on such principal amount and the Commitments shall be permanently reduced by the amount of such prepayment.

                  (d) Within three (3) Business Days of any receipt of funds resulting from the issuance by any Loan Party of any equity securities, the Borrower shall make a mandatory prepayment of principal on the Loans equal to 75% of the net after-tax proceeds of such equity offering (as estimated in good faith by the Borrower), together with accrued interest on such principal amount and the Commitments shall be permanently reduced by the amount of such prepayment.

                  5.5.2    BORROWING BASE EXCEEDED.

                  Whenever the outstanding principal balance of the Loans plus the Letters of Credit Outstanding exceeds the Borrowing Base, the Borrower shall make, within one (1) Business Day after the Borrower learns of such excess and whether or not the Agent has given notice to such effect, a mandatory prepayment of principal equal to the excess of the outstanding principal balance of the Loans over the Borrowing Base, together with accrued interest on such principal amount.

                  5.5.3 APPLICATION AMONG INTEREST RATE OPTIONS.

                  All prepayments required pursuant to this Section 5.5 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a Euro-Rate Option. In accordance with Section 5.6.2, the Borrower shall indemnify the Banks for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.

         5.6      ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

                  5.6.1 INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC.

                  If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                           (i) subjects any Bank to any tax or changes the basis
of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Bank),

                           (ii) imposes, modifies or deems applicable any
reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                           (iii) imposes, modifies or deems applicable any
capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                  5.6.2    INDEMNITY.

                  In addition to the compensation required by Section 5.6.1, the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

                           (i) payment, prepayment, conversion or renewal of any
Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                           (ii) attempt by the Borrower to revoke (expressly, by
later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 or Section 4.2 or notice relating to prepayments under Section 5.4, or

                           (iii) default by the Borrower in the performance or
observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

         If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                       6. REPRESENTATIONS AND WARRANTIES
                          ------------------------------

         6.1      REPRESENTATIONS AND WARRANTIES.

         The Loan Parties, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

                  6.1.1    ORGANIZATION AND QUALIFICATION.

                  Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on SCHEDULE 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary and where the failure to be so qualified would result in a Material Adverse Change.

                  6.1.2    CAPITALIZATION AND OWNERSHIP.

                  The authorized capital stock of the Borrower consists of 10,000,000 shares of common stock and 2,000,000 shares of preferred stock, of which 5,925,735 shares of common stock and no shares of preferred stock (collectively referred to herein as the "Shares") are issued and outstanding and are owned as indicated on SCHEDULE 6.1.2. All of the Shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on
SCHEDULE 6.1.2.

                  6.1.3    SUBSIDIARIES.

                  SCHEDULE 6.1.3 states the name of each of the Borrower's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on SCHEDULE 6.1.3.

                  6.1.4    POWER AND AUTHORITY.

                  Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                  6.1.5    VALIDITY AND BINDING EFFECT.

                  This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                  6.1.6    NO CONFLICT.

                  Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

                  6.1.7    LITIGATION.

                  Except as set forth in SCHEDULE 6.1.7, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body. None of such actions, suits, proceedings or investigations, which determined adversely to the Loan Parties, would individually or in the aggregate result in any Material Adverse Change. Except as set forth on SCHEDULE 6.1.7, none of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body. No such violations may result in any Material Adverse Change

                  6.1.8    TITLE TO PROPERTIES.

                  The real property owned or leased by each Loan Party and each Subsidiary of each Loan Party is described on SCHEDULE 6.1.8. Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

                  6.1.9    FINANCIAL STATEMENTS.

                           (i) HISTORICAL STATEMENTS. The Borrower has delivered
to the Agent copies of its audited consolidated year-end financial statements for and as of the end of the three fiscal years ended December 31, 2000, December 31, 1999 and December 31, 1998 (the "Annual Statements"). In addition, the Borrower has delivered to the Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended September 30, 2001 (the "Interim Statements")(the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                           (ii) FINANCIAL PROJECTIONS. The Borrower has
delivered to the Agent financial projections of the Borrower and its Subsidiaries for the period January 1, 2002 through December 31, 2004 derived from various assumptions of the Borrower's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower's management. The Financial Projections accurately reflect the liabilities of the Borrower and its Subsidiaries upon consummation of the transactions contemplated hereby as of the Closing Date.

                           (iii) ACCURACY OF FINANCIAL STATEMENTS. Neither the
Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which may cause a Material Adverse Change. Except as disclosed in the Interim Statements, since December 31, 2000, no Material Adverse Change has occurred.

                  6.1.10   USE OF PROCEEDS; MARGIN STOCK; SECTION 20
SUBSIDIARIES.

                       6.1.10.1 GENERAL.


                  The Loan Parties intend to use the proceeds of the Loans in accordance with Sections 2.8 and 8.1.10.

                       6.1.10.2 MARGIN STOCK.

                  None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

                       6.1.10.3 SECTION 20 SUBSIDIARIES.

                  The Loan Parties do not intend to use and shall not use any portion of the proceeds of the Loans, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

                       6.1.11   FULL DISCLOSURE.

                  Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

                  6.1.12   TAXES.

                  All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

                  6.1.13   CONSENTS AND APPROVALS.

                  Except for the filing of financing statements and the Mortgage in the state and county filing offices, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on SCHEDULE 6.1.13, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on SCHEDULE 6.1.13.

                  6.1.14   NO EVENT OF DEFAULT; COMPLIANCE WITH INSTRUMENTS.

                  No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

                  6.1.15   PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.

                  Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others. All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of each Loan Party and each Subsidiary of each Loan Party are listed and described on SCHEDULE 6.1.15.

                  6.1.16   SECURITY INTERESTS.

                  The Liens and security interests granted to the Agent for the benefit of the Banks pursuant to the Collateral Assignment, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement and the Security Agreement in the Collateral (other than the Real Property) constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral and recordation of the Patent, Trademark and Copyright Security Agreement in the United States Patent and Trademark Office and United States Copyright Office, as applicable, all such action as is necessary or advisable to establish such rights of the Agent will have been taken, and there will be upon execution and delivery of the Collateral Assignment, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement and the Security Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

                  6.1.17   MORTGAGE LIENS.

                  The Liens granted to the Agent for the benefit of the Banks pursuant to the Mortgage constitute a valid first priority Lien on the Borrower's leasehold interest in the Real Property under applicable law. All such action as will be necessary or advisable to establish such Lien of the Agent and its priority as described in the preceding sentence will be taken at or prior to the time required for such purpose, and there will be as of the date of execution and delivery of the Mortgage no necessity for any further action in order to protect, preserve and continue such Lien and such priority.

                  6.1.18   STATUS OF THE PLEDGED COLLATERAL.

                  All the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement or the Collateral Assignment are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreement or the Collateral Assignment and except as the right of the Banks to dispose of the Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on SCHEDULE 6.1.18. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Agent.

                  6.1.19   INSURANCE.

                  SCHEDULE 6.1.19 lists all insurance policies and other bonds to which any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

                  6.1.20 COMPLIANCE WITH LAWS.

                  The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.25) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

                  6.1.21   MATERIAL CONTRACTS; BURDENSOME RESTRICTIONS.

                  SCHEDULE 6.1.21 lists all material contracts relating to the business operations of each Loan Party and each Subsidiary of any Loan Party, including all employee benefit plans and Labor Contracts. All such material contracts are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.

                  6.1.22   INVESTMENT COMPANIES; REGULATED ENTITIES.

                  None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                  6.1.23   PLANS AND BENEFIT ARRANGEMENTS.

                  Except as set forth on SCHEDULE 6.1.23:

                           (i) The Borrower and each other member of the ERISA
Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                           (ii) To the best of the Borrower's knowledge, each
Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                           (iii) Neither the Borrower nor any other member of
the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

                           (iv) No event requiring notice to the PBGC under
Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                           (v) The aggregate actuarial present value of all
benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                           (vi) Neither the Borrower nor any other member of the
ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                           (vii) To the extent that any Benefit Arrangement is
insured, the Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                           (viii) All Plans, Benefit Arrangements and
Multiemployer Plans have been administered in accordance with their terms and applicable Law.

                  6.1.24   EMPLOYMENT MATTERS.

                  Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change. The Borrower has delivered to the Agent true and correct copies of each of the Labor Contracts.

                  6.1.25   ENVIRONMENTAL MATTERS.

                  Except as disclosed on SCHEDULE 6.1.25:

                           (i) None of the Loan Parties has received any
Environmental Complaint, whether directed or issued to any Loan Party or relating or pertaining to any prior owner, operator or occupant of the Property, and has no reason to believe that it might receive an Environmental Complaint.

                           (ii) No activity of any Loan Party at the Property is
being or has been conducted in violation of any Environmental Law or Required Environmental Permit and to the knowledge of any Loan Party no activity of any prior owner, operator or occupant of the Property was conducted in violation of any Environmental Law.

                           (iii) There are no Regulated Substances present on,
in, under, or emanating from, or to any Loan Party's knowledge emanating to, the Property or any portion thereof which result in Contamination.

                           (iv) Each Loan Party has all material Required
Environmental Permits and all such Required Environmental Permits are in full force and effect.

                           (v) Each Loan Party has submitted to an Official Body
and/or maintains, as appropriate, all material Required Environmental Notices.

                           (vi) To the knowledge of each Loan Party, for the
period prior to the Loan Party's ownership or lease of the Property, no structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks located on the Property contain or use, except in compliance with Environmental Laws and Required Environmental Permits, Regulated Substances or otherwise are operated or maintained except in compliance with Environmental Laws and Required Environmental Permits. Subsequent to the Loan Party's ownership or lease of the Property, to the knowledge of each Loan Party, no structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks of prior owners, operators or occupants of the Property contained or used, except in compliance with Environmental Laws, Regulated Substances or otherwise were operated or maintained by any such prior owner, operator or occupant except in compliance with Environmental Laws.

                           (vii) To the knowledge of each Loan Party, no
facility or site to which any Loan Party, either directly or indirectly by a third party, has sent Regulated Substances for storage, treatment, disposal or other management has been or is being operated in violation of Environmental Laws or pursuant to Environmental Laws is identified or proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation, cleanup, removal, remediation or other response action by an Official Body.

                           (viii) No portion of the Property is identified or to
the knowledge of any Loan Party proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by an Official Body, nor to the knowledge of any Loan Party is any property adjoining or in the proximity of the Property identified or proposed to be identified on any such list.

                           (ix) No portion of the Property constitutes an
Environmentally Sensitive Area.

                           (x) No lien or other encumbrance authorized by
Environmental Laws exists against the Property and none of the Loan Parties has any reason to believe that such a lien or encumbrance may be imposed.

                  6.1.26   SENIOR DEBT STATUS.

                  The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least PARI PASSU in priority of payment with all other Indebtedness of such Loan Party. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

                  6.1.27   SOLVENCY.

                  Each of the Loan Parties is Solvent. After giving effect to the transactions contemplated by the Loan Documents, including all Indebtedness incurred thereby, the Liens granted by each Loan Party in connection therewith and the payment of all fees related thereto, the each Loan Party will be Solvent, determined as of the Closing Date.

         6.2      UPDATES TO SCHEDULES.

         Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; PROVIDED, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

           7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT
              -------------------------------------------------------

         The obligation of each Bank to make Loans and of the Agent to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

         7.1      FIRST LOANS AND LETTERS OF CREDIT.

         On the Closing Date:

                  7.1.1    OFFICER'S CERTIFICATE.

                  The representations and warranties of each of the Loan Parties contained in Section 6 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect.

                  7.1.2    SECRETARY'S CERTIFICATE.

                  There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                           (i) all action taken by each Loan Party in connection
with this Agreement and the other Loan Documents;

                           (ii) the names of the officer or officers authorized
to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                           (iii) copies of its organizational documents,
including its certificate or articles of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business and a bring-down certificate by facsimile dated the Closing Date.

                  7.1.3    DELIVERY OF LOAN DOCUMENTS.

                  The Collateral Assignment, Guaranty Agreement, initial Loan Request, Mortgage, Notes, Patent, Trademark and Copyright Security Agreement, Pledge Agreement,

Intercompany Subordination Agreement, and Security Agreement shall have been duly executed and delivered to the Agent for the benefit of the Banks, together with all appropriate financing statements and appropriate stock powers and certificates evidencing the Pledged Collateral.

                  7.1.4    OPINION OF COUNSEL.

                  There shall be delivered to the Agent for the benefit of each Bank a written opinion of Kahn, Kleinman, Yanowitz and Arnson Co. LPA, counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Agent), dated the Closing Date and in form and substance satisfactory to the Agent and its counsel:

                           (i) as to the matters set forth in EXHIBIT 7.1.4; and

                           (ii) as to such other matters incident to the
transactions contemplated herein as the Agent may reasonably request.

                  7.1.5    LEGAL DETAILS.

                  All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

                  7.1.6    PAYMENT OF FEES.

                  The Borrower shall have paid or caused to be paid to the Agent to the extent not previously paid the fees provided for in the Agent's Letter, all other fees payable to the Agent and the Banks on or before the Closing Date and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

                  7.1.7    LEASE AMENDMENT.

                  The Borrower shall have caused its lease agreement for the Real Property to be amended in a manner acceptable to the Agent so that the Mortgage can be granted, and the landlord of the Real Property and the Borrower shall have executed and delivered a memorandum of lease in recordable form.

                  7.1.8    [INTENTIONALLY OMITTED]

                  7.1.9    CONSENTS.

                  All material consents required to effectuate the transactions contemplated hereby as set forth on SCHEDULE 6.1.13 shall have been obtained.

                  7.1.10   OFFICER'S CERTIFICATE REGARDING MACS.

                  Since September 30, 2001, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of any Loan Party or Subsidiary of any Loan Party; and there shall have been delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect.

                  7.1.11   NO VIOLATION OF LAWS.

                  The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Banks.

                  7.1.12   NO ACTIONS OR PROCEEDINGS.

                  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                  7.1.13 INSURANCE POLICIES; CERTIFICATES OF INSURANCE; ENDORSEMENTS.

                  The Loan Parties shall have delivered evidence acceptable to the Agent that adequate insurance in compliance with Section 8.1.3 is in full force and effect and that all premiums then due thereon have been paid, together with a certified copy of each Loan Party's casualty insurance policy or policies evidencing coverage satisfactory to the Agent, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Agent and its counsel naming the Agent as additional insured, mortgagee and lender loss payee.

                  7.1.14   TITLE INSURANCE.

                  The Loan Parties shall deliver a title insurance policy or policies or binder or binders in favor of the Agent for the benefit of the Banks, in customary ALTA current mortgagee's form, and in amounts not less than $500,000, with premiums paid thereon, issued by a title insurance company acceptable to the Agent and insuring the Mortgage as a valid first priority Lien upon the Borrower's leasehold interest in the Real Property Collateral and all improvements and all appurtenances thereto (including such easements and appurtenances as may be required by the Agent), free and clear of any and all defects and encumbrances whatsoever, subject only to such exceptions as may be approved in writing by the Agent, with endorsements thereto as to such matters as the Agent may designate.

                  7.1.15   FILING RECEIPTS.

                  The Agent shall have received (1) copies of all filing receipts and acknowledgments issued by any governmental authority to evidence any recordation or filing necessary to perfect the Lien of the Banks on the Collateral or other satisfactory evidence of such recordation and filing and (2) evidence in a form acceptable to the Agent that such Lien constitutes a Prior Security Interest in favor of the Banks and, in the case of the Mortgage, a valid and perfected first priority Lien.

                  7.1.16   [INTENTIONALLY OMITTED]

                  7.1.17   TERMINATION OF EXISTING LOAN AGREEMENT.

                  The loans and other obligations of the Loan Parties to Bank of America under the Credit Agreement dated as of October 5, 1992, as amended, between the Borrower and Bank of America shall have been satisfied in full, and the credit agreement and all related loan documents shall have been terminated. All Liens securing the Indebtedness of the Loan Parties to Bank of America shall have been terminated.

         7.2      EACH ADDITIONAL LOAN OR LETTER OF CREDIT.

         At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 6 and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Banks; and the Borrower shall have delivered to the Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

                                  8. COVENANTS
                                     ---------

         8.1      AFFIRMATIVE COVENANTS.

         The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

                  8.1.1    PRESERVATION OF EXISTENCE, ETC.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6.

                  8.1.2    PAYMENT OF LIABILITIES, INCLUDING TAXES, ETC.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Loan Party or Subsidiary of any Loan Party or which would affect the Collateral, PROVIDED that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

                  8.1.3    MAINTENANCE OF INSURANCE.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Agent. At the request of the Agent, the Loan Parties shall deliver to the Agent and each of the Banks (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements, in form and substance acceptable to the Agent, which shall

(i) specify the Agent as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured, (ii) provide that the interest of the Banks shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, (iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise, (iv) provide that any and all rights of subrogation which the insurers may have or acquire shall be, at all times and in all respects, junior and subordinate to the prior payment in full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full and the Commitments have terminated, (v) provide, except in the case of public liability insurance and workmen's compensation insurance, that prior to the occurrence of an Event of Default, all insurance proceeds for losses of less than $500,000 shall be adjusted with and payable to the applicable Loan Parties and that all insurance proceeds for losses of $500,000 or more shall be adjusted with and payable to the Agent, (vi) include effective waivers by the insurer of all claims for insurance premiums against the Agent, (vii) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Agent of written notice of such cancellation or change, (viii) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (ix) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. After the occurrence and during the continuation of an Event of Default, all insurance proceeds shall be payable to the Agent for the benefit of the Banks. The applicable Loan Parties shall notify the Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Agent constituting insurance proceeds or condemnation proceeds (pursuant to the Mortgage) may, at the option of the Agent, (i) be applied by the Agent to the payment of the Loans in such manner as the Agent may reasonably determine, or (ii) be disbursed to the applicable Loan Parties on such terms as are deemed appropriate by the Agent for the repair, restoration and/or replacement of property in respect of which such proceeds were received.

                  8.1.4    MAINTENANCE OF PROPERTIES AND LEASES.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

                  8.1.5    MAINTENANCE OF PATENTS, TRADEMARKS, ETC.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

                  8.1.6    VISITATION RIGHTS.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, PROVIDED that each Bank shall provide the Borrower with reasonable notice prior to any visit or inspection.

                  8.1.7    KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

                  The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                  8.1.8    PLANS AND BENEFIT ARRANGEMENTS.

                  The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                  8.1.9    COMPLIANCE WITH LAWS.

                  Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, PROVIDED that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

                  8.1.10   USE OF PROCEEDS.

                      8.1.10.1 GENERAL.

                  The Loan Parties will use the Letters of Credit and the proceeds of the Loans only for (i) general corporate purposes and for working capital, (ii) to finance Permitted Acquisitions, or (iii) to repay and terminate Indebtedness outstanding under credit facility with Bank of America. The Loan Parties will not use the Letters of Credit and the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.

                      8.1.10.2 MARGIN STOCK.

                  The Loan Parties shall not use the proceeds of the Loans to purchase margin stock as more fully provided in Section 6.1.10.

                      8.1.10.3 SECTION 20 SUBSIDIARIES.

                  The Loan Parties will not, directly or indirectly, use any portion of the proceeds of the Loans (i) knowingly to purchase any Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by as Section 20 Subsidiary and issued by or for the benefit of any Loan Party or any Affiliate of any Loan Party.

                  8.1.11   FURTHER ASSURANCES.

                  Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

                  8.1.12   SUBORDINATION OF INTERCOMPANY LOANS.

                  Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

                  8.1.13   LANDLORD'S WAIVER.

                  Within ninety (90) days after the Closing Date, the Loan Parties shall cause to be delivered to the Agent an executed Landlord's Waiver in substantially the form of

EXHIBIT 7.1.16 or other form acceptable to the Agent from the lessors of at least fifty percent (50%) of the leased Collateral locations, as listed on Schedule A to the Security Agreement.

         8.2      NEGATIVE COVENANTS.

         The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

                  8.2.1    INDEBTEDNESS.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                           (i) Indebtedness under the Loan Documents;

                           (ii) Existing Indebtedness as set forth on SCHEDULE
8.2.1 (including any extensions or renewals thereof, PROVIDED there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on SCHEDULE 8.2.1;

                           (iii) Capitalized and operating leases as and to the
extent permitted under Section 8.2.15;

                           (iv) Indebtedness secured by Purchase Money Security
Interests not exceeding $750,000;

                           (v) Indebtedness of a Loan Party to another Loan
Party which is subordinated in accordance with the provisions of Section 8.1.12;

                           (vi) any Bank Provided Interest Rate Hedge or other
Interest Rate Hedge approved by the Agent; and

                           (vii) Indebtedness incurred in connection with
Permitted Acquisitions provided that after giving effect thereto, no Potential Default or Event of Default exists.

                  8.2.2    LIENS.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

                  8.2.3    GUARANTIES.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for (i) Guaranties of Indebtedness of the Loan Parties permitted hereunder, and (ii) Guaranties of Indebtedness permitted under Section 8.2.1(vii).

                  8.2.4    LOANS AND INVESTMENTS.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                           (i) trade credit extended on usual and customary
terms in the ordinary course of business;

                           (ii) advances to employees to meet expenses incurred
by such employees in the ordinary course of business;

                           (iii) Permitted Acquisitions;

                           (iv) Permitted Investments; and

                           (v) loans, advances and investments in other Loan
Parties.

                  8.2.5    DIVIDENDS AND RELATED DISTRIBUTIONS.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except dividends or other distributions payable to another Loan Party.

                  8.2.6    LIQUIDATIONS, MERGERS, CONSOLIDATIONS, ACQUISITIONS.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, PROVIDED that

                  (1) any Loan Party other than the Borrower may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties, and

                  (2) any Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of assets of another Person or of a business or division of another Person (each an "Permitted Acquisition"), PROVIDED that each of the following requirements is met:

                      (i) such Person shall be a corporation, limited liability company or other entity with respect to applicable state law provided that the owners of all stock or other ownership interests in such entity shall not be liable for any obligations of such entity or for the claims of any creditors thereof,

                      (ii) if the Loan Parties are acquiring the ownership interests in such Person, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor pursuant to Section 11.18 and such Person and its owners shall grant Liens in the assets and stock or other ownership interests in such Person and otherwise comply with Section 11.18 on or before the date of such Permitted Acquisition,

                      (iii) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and the Loan Parties shall have delivered to the Banks written evidence of such approval prior to such Permitted Acquisition,

                      (iv) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 8.2.10,

                      (v) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition,

                      (vi) the Borrower shall have given the Agent written notice of the acquisition at least twenty one (21) days prior to its consummation, which notice shall include an Acquisition Compliance Certificate in the form of Exhibit 8.2.6 which evidences that after giving effect to the Permitted Acquisition and any Loans made or Indebtedness incurred in connection therewith, the Leverage Ratio on a proforma basis is not greater than 2.25 to 1.00,

                      (vii) any Consideration given by the Loan Parties in the form of Indebtedness to be paid at a date after the closing date of the Permitted Acquisition shall be unsecured and subordinated to the Loans and other Obligations on terms and conditions satisfactory to the Agent,

                      (viii) after giving effect to such Permitted Acquisition, the aggregate Consideration given by the Loan Parties for all Permitted Acquisitions consummated in the then current fiscal quarter and the three (3) preceding fiscal quarters shall not exceed $5,000,000,

                      (ix) the Loan Parties shall deliver to the Agent at least twenty-one (21) Business Days before such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition and shall deliver to the Agent such other information about such Person or its assets as any Bank may reasonably require. The Agent shall promptly (but not more than two Business Days after its receipt) provide copies of such documents to the Banks,

                      (x) the Loan Parties shall have delivered to the Banks such opinions of counsel in form and substance satisfactory to the Agent or such other evidence as shall be satisfactory to the Agent in its sole discretion that the Loan Parties are in compliance with all applicable Law in any additional states in which the Loan Parties do business after the consummation of the Permitted Acquisition,

                      (xi) the Loan Parties shall deliver to the Agent within ninety (90) days after the consummation of such Permitted Acquisition, an executed Landlord's Waiver in substantially the form of EXHIBIT 7.1.16 or other form acceptable to the Agent from the lessors of at least fifty percent (50%) of the leased Collateral locations acquired in such Permitted Acquisition.

                  8.2.7    DISPOSITIONS OF ASSETS OR SUBSIDIARIES.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

                           (i) transactions involving the sale of inventory in
the ordinary course of business;

                           (ii) any sale, transfer, rental or lease of assets in
the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business, including, without limitation, assets relating to closings of retail store sites of the Loan Parties, so long as the net after-tax cash proceeds (as reasonably estimated by the Borrower) are applied as a mandatory prepayment of the Loans in accordance with the provisions of Section 5.5.1 above;

                           (iii) any sale, transfer or lease of assets by any
Loan Party to another Loan Party;

                           (iv) any sale, transfer or lease of assets in the
ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 8.2.15, including, without limitation, the exchange of assets of retail store sites of the Loan Parties for assets of retail store sites of Persons in the same line of business as the Loan Parties, PROVIDED (x) such substitute assets are subject to the Banks' Prior Security Interest and (y) the net after-tax cash proceeds (as reasonably estimated by the Borrower) are applied as a mandatory prepayment of the Loans in accordance with the provisions of Section 5.5.1 above;

                           (v) any sale, transfer or lease of assets, other than
those specifically excepted pursuant to clauses (i) through (iv) above, which is approved by the Required Banks so long as the after-tax proceeds (as reasonably estimated by the Borrower) are applied as a mandatory prepayment of the Loans in accordance with the provisions of Section 5.5.1 above; or

                           (vi) any transfer or termination of its leasehold
interest in the Real Property under the circumstances where the chief executive office of the Borrower is relocated from the Real Property to another location; provided however, a fee mortgage or leasehold mortgage acceptable to the Agent is granted on the new chief executive office in favor of the Agent for the benefit of the Banks, in which case the Agent shall release the Mortgage on the Real Property.

                  8.2.8    AFFILIATE TRANSACTIONS.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Agent and is in accordance with all applicable Law.

                  8.2.9    SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; and (ii) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 11.18, provided that the Required Banks shall have consented to such formation and joinder and that such Subsidiary and the Loan Parties, as applicable, shall grant and cause to be perfected first priority Liens to the Agent for the benefit of the Banks in the assets held by, and stock of or other ownership interests in, such Subsidiary. Each of the Loan Parties shall not become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) become a joint venturer or hold a joint venture interest in any joint venture.

                  8.2.10   CONTINUATION OF OR CHANGE IN BUSINESS.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, and such Loan Party or Subsidiary shall not permit any material change in such business.

                  8.2.11   PLANS AND BENEFIT ARRANGEMENTS.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to:

                           (i) fail to satisfy the minimum funding requirements
of ERISA and the Internal Revenue Code with respect to any Plan;

                           (ii) request a minimum funding waiver from the
Internal Revenue Service with respect to any Plan;

                           (iii) engage in a Prohibited Transaction with any
Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                           (iv) permit the aggregate actuarial present value of
all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

                           (v) fail to make when due any contribution to any
Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                           (vi) withdraw (completely or partially) from any
Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;

                           (vii) terminate, or institute proceedings to
terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

                           (viii) make any amendment to any Plan with respect to
which security is required under Section 307 of ERISA; or

                           (ix) fail to give any and all notices and make all
disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

                  8.2.12   FISCAL YEAR.

                  The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

                  8.2.13   ISSUANCE OF STOCK.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof, except that the Borrower may issue additional shares of capital stock (i) for Permitted Acquisitions in accordance with the provisions of Section 8.2.6, or (ii) if the net proceeds of the issuance are used by the Borrower to reduce (a) the Loans outstanding under this Agreement, and (b) the Commitments of the Banks.

                  8.2.14   CHANGES IN ORGANIZATIONAL DOCUMENTS.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate or articles of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, operating agreement, regulations or other organizational documents without providing at least twenty (20) calendar days' prior written notice to the Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Banks.

                  8.2.15   CAPITAL EXPENDITURES AND LEASES.

                  Excluding the purchase of Rental Merchandise, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any payments exceeding the amounts set forth below during the periods set forth on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease, or any payments exceeding $250,000 in the aggregate in any fiscal year on account of the rental or lease of real or personal property of any other Person which does not constitute a capitalized lease (other than leases of retail store sites and motor vehicles), and all such capital expenditures and leases shall be made under usual and customary terms and in the ordinary course of business.

               -------------------------------------------- ----------------------------------------
                                 PERIOD                                 MAXIMUM AMOUNT
                                 ------                                 --------------
               -------------------------------------------- ----------------------------------------
                January 1, 2002 through
                   December 31, 2002                                      $3,250,000
               -------------------------------------------- ----------------------------------------
                January 1, 2003 through
                   December 31, 2003                                      $4,000,000
               -------------------------------------------- ----------------------------------------
                January 1, 2004 through
                  December 31, 2004                                       $4,500,000
               -------------------------------------------- ----------------------------------------


                  Any amount permitted by the foregoing provision to be expended as capital expenditures in any fiscal year and not so expended may be carried over for capital expenditures in the immediately succeeding fiscal year.

                  8.2.16   MAXIMUM LEVERAGE RATIO (TOTAL FUNDED DEBT).

                  The Loan Parties shall not permit the Leverage Ratio of the Borrower and its Subsidiaries for the four fiscal quarters then ended, to be greater than 2.50 to 1.00.

                  8.2.17   MINIMUM FIXED CHARGE COVERAGE RATIO.

                  The Loan Parties shall not permit the Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter of the Borrower for the four fiscal quarters then ended, to be less than 1.15 to 1.00.

                  8.2.18   MINIMUM INTEREST COVERAGE RATIO.

                  The Loan Parties shall not permit the Interest Coverage Ratio, calculated as of the end of each fiscal quarter of the Borrower for the four fiscal quarters then ended, to be less than 5.00 to 1.00.

                  8.2.19   MINIMUM NET WORTH.

                  The Borrower shall not at any time permit Consolidated Net Worth to be less than the Base Net Worth.

                  8.2.20   [INTENTIONALLY OMITTED]

                  8.2.21   INTEREST RATE PROTECTION.

                  The Loan Parties shall not enter into any Interest Rate Hedge which is not a Bank Provided Interest Rate Hedge without the prior written consent of the Agent. Any Interest Rate Hedge shall be with a financial institution acceptable to the Agent and contain such terms and conditions as shall be acceptable to the Agent. Documentation for the Interest Rate Hedge shall be in a standard International Swap Dealer Association Agreement and shall provide for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner.

                  8.2.22   RENTAL MERCHANDISE USAGE.

                  The Loan Parties shall not permit the value of the Rental Merchandise under lease pursuant to Rental Contracts to be less than (i) 75% of the total value of Rental Merchandise as measured at September 30 of each year, and (ii) 80% of the total value of Rental Merchandise as measured at each March 31, June 30 and December 31 of each year; provided, however that with respect to retail store sites that have been opened for twelve (12) Months or less, the Rental Merchandise under lease pursuant to Rental Contracts from such store sites shall not be included in the above calculation. For purposes of this
Section 8.2.22, the value of the Rental Merchandise shall be the cost basis of such merchandise as it is recorded on the books and records of the Loan Parties, determined in accordance with GAAP.

         8.3      REPORTING REQUIREMENTS.

         The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the
Banks:

                  8.3.1    MONTHLY FINANCIAL STATEMENTS.

                  As soon as available and in any event within thirty (30) calendar days after the end of each calendar month, the Borrower's financial statements, consisting of summary financial data and key operating statistics for the month then ended, all in reasonable detail acceptable to the Agent and certified (subject to normal year-end and quarter-end adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP. Concurrently with the financial statements of the Borrower furnished to the Agent pursuant to this Section 8.3.1, the Borrower shall provide a Borrowing Base Certificate in the form of
Exhibit 8.3.1 containing calculations in sufficient detail to demonstrate compliance with the Borrowing Base Requirements set forth in Section 2.1.

                  8.3.2    QUARTERLY FINANCIAL STATEMENTS.

                  As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, the quarterly report on Form 10-Q for the Borrower and its consolidated financial statements, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

                  8.3.3    ANNUAL FINANCIAL STATEMENTS.

                  As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, the annual report on Form 10-K for the Borrower and its consolidated financial statements, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by KPMG LLP or such other independent certified public accountants of comparable nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Loan Parties shall deliver with such financial statements and certification by their accountants a letter of such accountants to the Agent and the Banks substantially (i) to the effect that, based upon their ordinary and customary examination of the affairs of the Borrower, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrower's calculations with respect to the certificate to be delivered pursuant to Section 8.3.4 with respect to such financial statements and (ii) to the effect that the Banks are intended to rely upon such accountant's certification of the annual financial statements and that such accountants authorize the Loan Parties to deliver such reports and certificate to the Banks on such accountants' behalf.

                  8.3.4    CERTIFICATE OF THE BORROWER.

                  Concurrently with the financial statements of the Borrower furnished to the Agent and to the Banks pursuant to Sections 8.3.2 and 8.3.3, a certificate of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of EXHIBIT 8.3.4, to the effect that, except as described pursuant to Section 8.3.6, (i) the representations and warranties of the Borrower contained in Section 6 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2.

                  8.3.5    [INTENTIONALLY OMITTED]

                  8.3.6    NOTICE OF DEFAULT.

                  Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which the such Loan Party proposes to take with respect thereto.

                  8.3.7    NOTICE OF LITIGATION.

                  Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $100,000 or which if adversely determined would constitute a Material Adverse Change.

                  8.3.8    CERTAIN EVENTS.

                  Written notice to the Agent:

                           (i) at least fifteen (15) calendar days prior
thereto, with respect to any proposed sale or transfer of assets pursuant to
Section 8.2.7(iv) or (v),

                           (ii) within the time limits set forth in Section
8.2.14, any amendment to the organizational documents of any Loan Party;

                           (iii) at least fifteen (15) calendar days prior
thereto, with respect to any change in any Loan Party's locations from the locations set forth in Schedule A to the Security Agreement, other than changes resulting from the consummation of a Permitted Acquisition; and

                           (iv) at least twenty (20) calendar days prior
thereto, with respect to any change in any Loan Party's locations from the locations set forth in Schedule A to the Security Agreement resulting from the consummation of a Permitted Acquisition.


                  8.3.9    BUDGETS, FORECASTS, OTHER REPORTS AND INFORMATION.

                 Promptly upon their becoming available to the Borrower:

                           (i) the annual budget and any forecasts or
projections of the Borrower, to be supplied not later than the commencement of the fiscal year to which any of the foregoing may be applicable,

                           (ii) any reports including management letters
submitted to the Borrower by independent accountants in connection with any annual, interim or special audit, including, without limitation, commencing for the fiscal year ending December 31, 2001, and no less than one time per year thereafter, a physical inventory accounting to be performed at no less than five percent (5%) of the retail locations of the Loan Parties. The physical inventory accounting shall include a comparison to the books and records of the Loan Parties and shall be conducted by a party acceptable to the Agent.

                           (iii) any reports, notices or proxy statements
generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

                           (iv) regular or periodic reports, including Forms
10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the Securities and Exchange Commission,

                           (v) a copy of any order in any proceeding to which
the Borrower or any of its Subsidiaries is a party issued by any Official Body, and

                           (vi) such other reports and information as any of the
Banks may from time to time reasonably request. The Borrower shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.

                  8.3.10   NOTICES REGARDING PLANS AND BENEFIT ARRANGEMENTS.

                        8.3.10.1 CERTAIN EVENTS.

                        Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                           (i) any Reportable Event with respect to the Borrower
or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                           (ii) any Prohibited Transaction which could subject
the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                           (iii) any assertion of material withdrawal liability
with respect to any Multiemployer Plan,

                           (iv) any partial or complete withdrawal from a
Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                           (v) any cessation of operations (by the Borrower or
any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

                           (vi) withdrawal by the Borrower or any other member
of the ERISA Group from a Multiple Employer Plan,

                           (vii) a failure by the Borrower or any other member
of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                           (viii) the adoption of an amendment to a Plan
requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                           (ix) any change in the actuarial assumptions or
funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                       8.3.10.2 NOTICES OF INVOLUNTARY TERMINATION AND ANNUAL REPORTS.

                       Promptly after receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                       8.3.10.3 NOTICE OF VOLUNTARY TERMINATION.

                       Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                   9. DEFAULT
                                      -------

         9.1      EVENTS OF DEFAULT.

         An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                  9.1.1    PAYMENTS UNDER LOAN DOCUMENTS.

                  The Borrower shall fail to pay any principal of any Loan (including mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing or shall fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

                  9.1.2    BREACH OF WARRANTY.

                  Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                  9.1.3    BREACH OF NEGATIVE COVENANTS OR VISITATION RIGHTS.

                  Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.6 or Section 8.2;

                  9.1.4    BREACH OF OTHER COVENANTS.

                  Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten
(10) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion);

                  9.1.5    DEFAULTS IN OTHER AGREEMENTS OR INDEBTEDNESS.

                  A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $250,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

                  9.1.6    FINAL JUDGMENTS OR ORDERS.

                  Any final judgments or orders for the payment of money in excess of $250,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

                  9.1.7    LOAN DOCUMENT UNENFORCEABLE.

                  Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                  9.1.8    UNINSURED LOSSES; PROCEEDINGS AGAINST ASSETS.

                  There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $250,000 or the Collateral or any other of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty
(30) days thereafter;

                  9.1.9    NOTICE OF LIEN OR ASSESSMENT.

                  A notice of Lien or assessment in excess of $250,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                  9.1.10   INSOLVENCY.

                  Any Loan Party or any Subsidiary of a Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

                  9.1.11   EVENTS RELATING TO PLANS AND BENEFIT ARRANGEMENTS.

                  Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Net Worth less intangibles; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

                  9.1.12   CESSATION OF BUSINESS.

                  Any Loan Party or Subsidiary of a Loan Party ceases to conduct its business as contemplated, except as expressly permitted under Section 8.2.6 or 8.2.7, or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

                  9.1.13   CHANGE OF CONTROL.

                  (i) An Acquiring Person shall have acquired, or obtained the right to acquire, legal or beneficial ownership of more than 20% of the outstanding shares of the Voting Stock of the Borrower; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

                  9.1.14   INVOLUNTARY PROCEEDINGS.

                  A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                  9.1.15   VOLUNTARY PROCEEDINGS.

                  Any Loan Party or Subsidiary of a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

         9.2      CONSEQUENCES OF EVENT OF DEFAULT.

                  9.2.1 EVENTS OF DEFAULT OTHER THAN BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

                  If an Event of Default specified under Sections 9.1.1 through
9.1.13 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Banks, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest bearing account with the Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such Obligations, and (iii) charge the default rate of interest on the principal and other obligations as provided under Section 4.3. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such cash collateral to the Borrower; and

                  9.2.2    BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

                  If an Event of Default specified under Section 9.1.14 or
9.1.15 shall occur, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                  9.2.3    SET-OFF.

                  If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 10.13 and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank or the Agent; and

                  9.2.4    SUITS, ACTIONS, PROCEEDINGS.

                  If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

                  9.2.5    APPLICATION OF PROCEEDS; COLLATERAL SHARING.

                      9.2.5.1  APPLICATION OF PROCEEDS.

                  From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:

                           (i) first, to reimburse the Agent and the Banks for
out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                           (ii) second, to the repayment of all Obligations then
due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents or a Bank Provided Interest Rate Hedge, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

                           (iii) the balance, if any, as required by Law.

                       9.2.5.2  COLLATERAL SHARING.

                  All Liens granted under the Mortgage, the Security Agreement, the Patent Trademark and Copyright Security Agreement, the Pledge Agreement and any other Loan Document (the "Collateral Documents") shall secure ratably and on a pari passu basis (i) the Obligations in favor of the Agent and the Banks hereunder and (ii) the Obligations incurred by any of the Loan Parties in favor of any Bank which provides a Bank-Provided Interest Rate

Hedge (the "IRH Provider"). The Agent under the Collateral Documents shall be deemed to serve as the collateral agent (the "Collateral Agent") for the IRH Provider and the Banks hereunder, provided that the Collateral Agent shall comply with the instructions and directions of the Agent (or the Banks under this Agreement to the extent that this Agreement or any other Loan Documents empowers the Banks to direct the Agent), as to all matters relating to the Collateral, including the maintenance and disposition thereof. No IRH Provider (except in its capacity as a Bank hereunder) shall be entitled or have the power to direct or instruct the Collateral Agent on any such matters or to control or direct in any manner the maintenance or disposition of the Collateral.

                  9.2.6    OTHER RIGHTS AND REMEDIES.

                  In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents (including the Mortgage), the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

         9.3      NOTICE OF SALE.

         Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

                                 10. THE AGENT
                                     ---------

         10.1     APPOINTMENT.

         Each Bank hereby irrevocably designates, appoints and authorizes National City to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. National City agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

         10.2     DELEGATION OF DUTIES.

         The Agent may perform any of its duties hereunder by or through agents or employees (PROVIDED such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 10.5 and 10.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

         10.3     NATURE OF DUTIES; INDEPENDENT CREDIT INVESTIGATION.

         The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

         10.4     ACTIONS IN DISCRETION OF AGENT; INSTRUCTIONS FROM THE BANKS.

         The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, PROVIDED that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section
10.6. Subject to the provisions of Section 10.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

         10.5     REIMBURSEMENT AND INDEMNIFICATION OF AGENT BY THE BORROWER.

         The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and
(b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

         10.6     EXCULPATORY PROVISIONS; LIMITATION OF LIABILITY.

         Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties, (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

         10.7     REIMBURSEMENT AND INDEMNIFICATION OF AGENT BY BANKS.

         Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

         10.8     RELIANCE BY AGENT.

         The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         10.9     NOTICE OF DEFAULT.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

         10.10    NOTICES.

         The Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

         10.11    BANKS IN THEIR INDIVIDUAL CAPACITIES.

         With respect to its Commitment and the Loans made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Bank" and "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. National City and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, issue letters of credit for the account of, acquire equity interests in, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder, in each case without notice to or consent of the other Banks. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Loan Parties or any of their Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Loan Parties or such Subsidiary or Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

         10.12    HOLDERS OF NOTES.

         The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         10.13    EQUALIZATION OF BANKS.

         The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 4.4.3, 5.4.3 or 5.6. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, PROVIDED that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

         10.14    SUCCESSOR AGENT.

         The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, the Agent's Loans and its Commitment shall be considered in determining whether the Required Banks have requested such resignation) or required by Section 5.4.3, in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower prior to the occurrence of an Event of Default, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower prior to the occurrence of an Event of Default, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 10 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

         10.15 AGENT'S FEE.

         The Borrower shall pay to the Agent a nonrefundable fee (the "Agent's Fee") under the terms of a letter (the "Agent's Letter") between the Borrower and Agent, as amended from time to time.

         10.16 AVAILABILITY OF FUNDS.

         The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or (2) 24 hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 10.16 or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three
(3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of the Loan after the end of such three (3) day period.

         10.17 CALCULATIONS.

         In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected

Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

         10.18 BENEFICIARIES.

         Except as expressly provided herein, the provisions of this Section 10 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                               11. MISCELLANEOUS
                                   -------------

         11.1     MODIFICATIONS, AMENDMENTS OR WAIVERS.

         With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; PROVIDED, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

                  11.1.1   INCREASE OF COMMITMENT; EXTENSION OR EXPIRATION DATE.

                  Increase the amount of the Commitment of any Bank hereunder or the aggregate Commitments of all the Banks or extend the Expiration Date;

                  11.1.2 EXTENSION OF PAYMENT; REDUCTION OF PRINCIPAL INTEREST OR FEES; MODIFICATION OF TERMS OF PAYMENT.

                  Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory repayment hereunder except for mandatory reductions of the Commitments on the Expiration Date or mandatory prepayments required under Section 5.5.2), the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank;

                  11.1.3   RELEASE OF COLLATERAL OR GUARANTOR.

                  Except for sales of assets permitted by Section 8.2.7, release any Collateral, any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations; or

                  11.1.4   MISCELLANEOUS

                  Amend Section 5.2 [Pro Rata Treatment of Banks], 10.6 [Exculpatory Provisions, etc.] or 10.13 [Equalization of Banks] or this Section 11.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, amend the definition of "Borrowing Base" or eliminate the requirement under Section 2.1 that the Revolving Credit Loans and Letters of Credit Outstanding do not exceed the Borrowing Base;

PROVIDED, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent.

         11.2     NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED.

         No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         11.3     REIMBURSEMENT AND INDEMNIFICATION OF BANKS BY THE BORROWER;
 TAXES.

         The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrower's Obligations are set forth in Section 10.5) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other

Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

         11.4     HOLIDAYS.

         Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 with respect to Interest Periods under the Euro-Rate Option) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

         11.5     FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE.

                  11.5.1   NOTIONAL FUNDING.

                  Each Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, PROVIDED that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 5.6 than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

                  11.5.2   ACTUAL FUNDING.

                  Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section
11.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 5.6) which would otherwise not be incurred.

         11.6     NOTICES.

         Any notice, request, demand, direction or other communication (for purposes of this Section 11.6 only, a "Notice"") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this
Section 11.6) in accordance with this Section 11.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 11.6. Any Notice shall be effective:

                  (i) In the case of hand-delivery, when delivered;

                  (ii) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

                  (iii) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);

                  (iv) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

                  (v) In the case of electronic transmission, when actually received;

                  (vi) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 11.6; and

                  (vii) If given by any other means (including by overnight courier), when actually received.

Any Bank giving a Notice to a Loan Party shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of its receipt of such Notice.

         11.7     SEVERABILITY.

         The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         11.8     GOVERNING LAW.

         Each Letter of Credit and Section 2.9 shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the State of Ohio without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the State of Ohio and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio without regard to its conflict of laws principles.

         11.9     PRIOR UNDERSTANDING.

         This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

         11.10    DURATION; SURVIVAL.

         All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 8.1, 8.2 and 8.3 herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 and Sections 10.5, 10.7 and 11.3, shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

         11.11    SUCCESSORS AND ASSIGNS.

                           (i) This Agreement shall be binding upon and shall
inure to the benefit of the Banks, the Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitment and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, PROVIDED that (1) no consent of the Borrower shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Bank to an Affiliate of such Bank, and (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be made in amounts less than the lesser of $5,000,000 or the amount of the assigning Bank's Commitment. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and the Assignor shall be relieved from all obligations and liabilities which accrue after the Assignment and based upon the Commitment and related rights assigned to the Assignee. Upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Commitment assumed by it and a new Note to the assigning Bank in an amount equal to the Commitment retained by it hereunder. The assigning Bank shall pay to the Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section
9.2.3 (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 11.1.1, 11.1.2, or 11.1.3, all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

                           (ii) Any assignee or participant which is not
incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in
Section 11.17 relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), PROVIDED that such assignees and participants agree to be bound by the provisions of Section 11.12.

                           (iii) Notwithstanding any other provision in this
Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

         11.12    CONFIDENTIALITY.

                  11.12.1  GENERAL.

         The Agent and the Banks each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 11.11, and prospective assignees and participants, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

                  11.12.2  SHARING INFORMATION WITH AFFILIATES OF THE BANKS.

                  Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Loan Parties hereby authorizes each Bank to share any information delivered to such Bank by such Loan. Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or affiliate of any Bank receiving such information shall be bound by the provisions of Section 11.12.1 as if it were a Bank hereunder. Such Authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

         11.13    COUNTERPARTS.

         This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

         11.14    AGENT'S OR BANK'S CONSENT.

                  Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

         11.15    EXCEPTIONS.

                  The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

         11.16    CONSENT TO FORUM; WAIVER OF JURY TRIAL.

         EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS FOR CUYAHOGA COUNTY, OHIO, AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF OHIO, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL

RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

         11.17    TAX WITHHOLDING CLAUSE.

         Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of the Administrative Agent, each other Bank or assignee or participant of a Bank) agrees that it will deliver to each of the Borrower and the Administrative Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under Section 1.1441-1(c)(16) of the Income Tax Regulations (the "Regulations")) certifying its status (i.e. U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under Section 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in Section 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Internal Revenue Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Each Bank, assignee or participant required to deliver to the Borrower and the Administrative Agent a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Administrative Agent in its sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Administrative Agent). Each Bank, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrower and the Administrative Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, the Administrative Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under Section 1.1441-7(b) of the Regulations. Further, the Agent is indemnified under Section 1.1461-1(e) of the Regulations against any claims and demands of any Bank or assignee or participant of a Bank for the amount of any tax it deducts and withholds in accordance with regulations under Section 1441 of the Internal Revenue Code.

         11.18    JOINDER OF GUARANTORS.

                  Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.6 or Section 8.2.9 shall execute and deliver to the Agent (i) a Guarantor Joinder in substantially the form attached hereto as EXHIBIT 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) documents in the forms described in Section 7.1 [First Loans] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect Prior Security Interests to the Agent for the benefit of the Banks in all assets held by such Subsidiary and in the stock or other ownership interests of such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Agent within five (5) Business Days after the date of the acquisition of the Subsidiary or the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

                      [SIGNATURES APPEAR ON THE NEXT PAGE]

                   [SIGNATURE PAGE 1 OF 1 TO CREDIT AGREEMENT]

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.



ATTEST:                           RAINBOW RENTALS, INC., "Borrower"



                                  By:
----------------------------          ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                        ----------------------------------------




                                  NATIONAL CITY BANK, individually and as Agent


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                        ----------------------------------------



                                  COMERICA BANK


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                        ----------------------------------------



                                  U.S. BANK, NATIONAL ASSOCIATION


                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                        ----------------------------------------

                                 SCHEDULE 1.1(A)

                                  PRICING GRID

-------------------------------------------------------------------------------------------------------------------
                APPLICABLE            COMMITMENT FEE           EURO-RATE SPREAD             BASE RATE SPREAD
  LEVEL       LEVERAGE RATIO

-------------------------------------------------------------------------------------------------------------------
               Less than or
    I     equal to 1.25 to 1.00            37.5                       250                          50

-------------------------------------------------------------------------------------------------------------------
               Greater than
               1.25 to 1.00
   II     but less than or equal           37.5                       275                          75
             to 1.75 to 1.00

-------------------------------------------------------------------------------------------------------------------
               Greater than
               1.75 to 1.00
   III    but less than or equal            50                        300                         100
              to 2.25 to 1.0

-------------------------------------------------------------------------------------------------------------------
               Greater than
   IV          2.25 to 1.00                 50                        325                         125

-------------------------------------------------------------------------------------------------------------------

*All pricing is expressed in basis points. A basis point is equal to 1/100 of 1%.

         (a) Subject to paragraph (b) below, APPLICABLE LEVERAGE RATIO means, at any date, the Leverage Ratio as at the last day of the fiscal quarter of the Borrower most recently ended prior to such date, for which the Borrower has delivered financial statements pursuant to Sections 8.3.2 and 8.3.3, as the case may be, together with the duly executed compliance certificate required by
Section 8.3.4; PROVIDED that if the Borrower shall fail to timely deliver the financial statements required to be delivered by them pursuant to Sections 8.3.2 and 8.3.3, as the case may be, together with the duly executed compliance certificate required by Section 8.3.4, the Applicable Leverage Ratio for each date from and including the date on which such statements are required to be delivered until the date on which such statements are delivered shall be deemed to be greater than 2.25:1.00.

         (b) It is expressly agreed that through and including July 1, 2002, the Applicable Leverage Ratio for determining the Applicable Margin and the Commitment Fee shall be as set forth in Level III.






                              SCHEDULE 1.1(A) - 1

         SCHEDULE 1.1(B) COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                                   Page 1 of 2


PART 1 - COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS

                                                          AMOUNT OF COMMITMENT
               BANK                                    FOR REVOLVING CREDIT LOANS               RATABLE SHARE
               ----                                    --------------------------               -------------
Name: National City Bank                                     $10,000,000.00                          40%
Address: 20 Federal Street
Youngstown, OH 44501
Attention: David Dobstaff
Telephone  (330) 742-4242
Telecopy:  (330) 742-4308
Name: Comerica Bank                                          $7,500,000.00                           30%
Address: 5000 Woodward Ave.,
Detroit, MI 48226
Attention: Catherine B. Meister
Telephone  (313) 222-4897
Telecopy:  (313) 222-7475
Name: U.S. Bank, National Association                        $7,500,000.00                           30%
Address: 1350 Euclid Avenue, 8th Floor
CL-RN-REN
Cleveland, OH  44115
Attention: Christine Gencer
Telephone  (216) 623-9265
Telecopy:  (216) 623-9208
         Total                                               $25,000,000.00                          100%


                                 SCHEDULE 1.1(B)-2

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                                   Page 2 of 2


PART 2 - ADDRESSES FOR NOTICES TO BORROWER AND GUARANTORS:


AGENT

Name:  National City Bank
Address: 20 Federal Street
Youngstown, OH 44501
Attention: David Dobstaff
Telephone:  (330)742-4242
Telecopy:   (330)742-4308


BORROWER:

Name:  Rainbow Rentals, Inc.
Address: 3711 Starr Centre Drive
Canfield, OH  44406
Attention: Michael A. Pecchia
Telephone:  (330)533-5363
Telecopy:   (330)533-8658





                                 SCHEDULE 1.1(B)-2